                                UNITED STATES
                       SECURITY AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 FORM 8-K/A-2

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 22, 1995 (December 11, 1995)




                              RECYCLING INDUSTRIES, INC.
- -------------------------------------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       Colorado                  0-20179                  84-1103445
       --------                  -------                  ----------
   (STATE OR OTHER            (COMMISSION              (I.R.S. EMPLOYER
     JURISDICTION             FILE NUMBER)            IDENTIFICATION NO.)
   OF INCORPORATION)



                        384 Inverness Drive South, Suite 211
                             Englewood,  Colorado  80112
- -------------------------------------------------------------------------------
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 790-7372



                                    Not Applicable
- -------------------------------------------------------------------------------
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 11, 1995, Recycling Industries of Texas, Inc., a wholly-owned subsidiary of the Registrant, acquired substantially all of the assets and the business of Anglo Metal, Inc. d/b/a Anglo Iron & Metal ("Anglo"), a privately held metals and paper recycler with operations in Brownsville, Harlingen, McAllen and San Juan, Texas. Anglo's primary markets are southern Texas and Mexico.

     The assets acquired from Anglo consist of a heavy duty automobile shredder, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals and paper. The Registrant also purchased from Anglo certain real property, buildings and leasehold improvements used in the metal and paper recycling business.

     The total purchase price for Anglo was $4,221,250 comprised of: $1,850,000 in cash; a $446,250 secured promissory note payable in 60 consecutive monthly installments of $9,048.34; $1,000,000 pursuant to the terms of a Consulting and Non-Compete Agreement with the president of Anglo, of which $250,000 was paid at closing and the balance payable in 72 equal consecutive monthly installments; and shares of the Registrant's common stock valued at $925,000.

     Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a saleleaseback transaction with Ally Capital Corporation, collateralized by all of the machinery and equipment acquired from Anglo. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $40,518 with a bargain purchase option at the end of the lease term. The remaining $300,000 paid at closing was obtained from the operating cash reserves and working capital of the Registrant.

     The real property acquired from Anglo and the common stock component of the purchase price are being placed in escrow to provide for the remediation of environmental contamination, if any, related to the operations of Anglo prior to the acquisition.

    The Registrant will continue the metals and paper recycling operations of Anglo.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     1. Audited financial statements of Anglo Metal, Inc. d/b/a Anglo Iron & Metal.

(b)  PRO-FORMA FINANCIAL INFORMATION.

     1. Pro-forma consolidated financial statements for Recycling Industries, Inc. and subsidiaries.

     2.   Audited consolidated financial statements for Recycling
          Industries, Inc. and subsidiaries.

(c)  EXHIBITS

     2.1 Asset Purchase Agreement dated December 1, 1995 by and among Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal and Robert C. Rome.*

     2.2 First Addendum dated December 11, 1995 to the Asset Purchase Agreement dated December 1, 1995 by and among Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal and Robert C. Rome.*

     2.3 Inventory Purchase Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc, and Anglo Metal, Inc. d/b/a Anglo Iron & Metal.*

     2.4 Consulting and Non-Compete Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Robert C. Rome.*

     2.5 Real Estate Purchase Contract dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Anglo Metal, Inc. d/b/a Anglo Iron & Metal.*

     2.6 Form of Proposed Remediation Escrow Agreement by and between Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal.*

     2.7 Escrow Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal, Robert C. Rome and Stewart Title of Hidalgo County, Inc.*

     2.8 Master Lease Agreement dated December 12, 1995 by and among Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling Industries, Inc. as co-lessees.*

     2.9 Equipment Schedule to the Master Lease Agreement dated December 12, 1995 by and among Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling Industries, Inc. as co-lessees.*


- ----------
     * Incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of December 11, 1995, Commission File No. 0-20179;

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RECYCLING INDUSTRIES, INC.



Date: July 12, 1996                   By /s/ Thomas J. Wiens
                                          -----------------------------------
                                          Thomas J. Wiens, Chairman and
                                          Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     Financial Statements:

     Pro Forma Explanatory Headnote                                          F-3
     For the Year Ended September 30, 1995 (Unaudited)
          Unaudited Pro Forma Consolidated Statement of Operations           F-5

     For the Three Months Ended December 31, 1995 (Unaudited)
          Unaudited Pro Forma Consolidated Statement of Operations           F-6

     Notes to Pro Forma Consolidated Financial Statements                    F-7

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     Report of Independent Certified Public Accountants                      F-9

     Report of Independent Certified Public Accountants                     F-10

     Financial Statements:

          Consolidated Balance Sheets                                       F-11
          Consolidated Statements of Operations                             F-13
          Consolidated Statement of Stockholders' Equity (Deficit)          F-14
          Consolidated Statements of Cash Flows                             F-15

     Notes to Consolidated Financial Statements                             F-16

     Report of Independent Certified Public Accountants on Supplemental
     Schedules                                                              F-51

     Report of Independent Certified Public Accountants on Supplemental
     Schedules                                                              F-52

     Schedule 1 - Condensed Financial Information of Registrant:

          Balance Sheets                                                    F-53
          Statements of Operations                                          F-55
          Statements of Cash Flows                                          F-56

     Notes to Condensed Financial Information of Registrant                 F-57

ANGLO METAL, INC., DBA ANGLO IRON & METAL

     Report of Independent Certified Public Accountants                     F-58

     Financial Statements:

          Balance Sheets                                                    F-59
          Statements of Operations                                          F-61
          Statement of Changes in Stockholders' Equity                      F-62
          Statements of Cash Flows                                          F-63

     Notes to Financial Statements                                          F-64

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                              EXPLANATORY HEADNOTE
                  --------------------------------------------


INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Recycling Industries, Inc. (the Company) of the entity detailed below and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The pro forma consolidated statement of operations for the year ended September 30, 1995 includes the operating results of the Company for such period and the operating results of Anglo for the 12 months ended December 31, 1995. The pro forma consolidated statement of operations for the three months ended December 31, 1995 includes the operating results of the Company and Anglo for such period. The operating results of Anglo for the three months beginning October 1, 1995 and ending December 31, 1995 have been included in the pro forma consolidated statement of operations for both the year ended September 30, 1995 and the three months ended December 31, 1995.

ANGLO METAL, INC. DBA ANGLO IRON & METAL

On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metals shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the business of recycling ferrous and non-ferrous metals.

The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; a $1,865,000 note which is to be paid in ten equal monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of the Company's common stock (Common Stock) valued at $925,000.

Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                              EXPLANATORY HEADNOTE
                  --------------------------------------------


The purchase price for Anglo has been allocated as follows:

     Equipment under capital lease                        $ 1,800,000
     Contract to purchase land and buildings                   70,000
     Covenant not to compete                                1,000,000
     Inventories                                            1,365,000
     Purchase price in excess of net assets acquired        1,830,000
                                                          -----------

         Total purchase price                               6,065,000

     Notes payable                                         (3,061,000)
     Common Stock                                            (925,000)
                                                          -----------

         Cash paid at closing                               2,079,000
         Capital lease obligation                          (1,800,000)
                                                          -----------

         Cash from operating capital                      $   279,000
                                                          -----------
                                                          -----------

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED SEPTEMBER 30, 1995
          --------------------------------------------------------

                                      RECYCLING
                                      INDUSTRIES,          ANGLO          ANGLO         CONSOLIDATED
                                          INC.          IRON & METAL   IRON & METAL       PRO FORMA
                                     SEPTEMBER  30,     DECEMBER 31,     PRO FORMA      SEPTEMBER 30,
                                          1995              1995        ADJUSTMENTS          1995
                                     --------------     ------------   ------------     -------------
REVENUES:
  Sales                               $13,812,000       $15,116,000      $     -         $28,928,000
  Brokerage                                   -             216,000            -             216,000
  Other income                             41,000             7,000            -              48,000
                                      -----------       -----------      ---------       -----------

                                       13,853,000        15,339,000            -          29,192,000
                                      -----------       -----------      ---------       -----------
COST AND EXPENSES
  Cost of sales                        10,869,000        13,739,000       (198,000)(6)    24,422,000
                                              -                 -           12,000 (3)
  Cost of brokerage                           -             181,000            -             181,000
  Management fees                             -                 -              -                 -
  Personnel                               744,000           414,000            -           1,158,000
  Professional services                   527,000            66,000            -             593,000
  Travel                                   39,000               -              -              39,000
  Occupancy                                83,000               -              -              83,000
  Depreciation and
   amortization                           258,000            11,000         66,000 (3)       502,000
                                              -                 -          167,000 (10)
  Interest                                407,000           133,000         91,000 (8)       631,000
  Environmental
   remediation costs                          -                 -              -                 -
  Bad debt expense                        151,000               -              -             151,000
  Other general and
   administrative                         477,000           336,000       (328,000)(4)       485,000
                                      -----------       -----------      ---------       -----------

                                       13,555,000        14,880,000       (190,000)       28,245,000
                                      -----------       -----------      ---------       -----------
INCOME (LOSS) BEFORE
  INCOME TAXES                            298,000           459,000        190,000           947,000

INCOME TAXES (BENEFIT)                   (711,000)          140,000        (64,000)(7)      (635,000)
                                      -----------       -----------      ---------       -----------
INCOME FROM CONTINUING
  OPERATIONS, NET OF
  INCOME TAXES                        $ 1,009,000       $   319,000      $ 254,000       $ 1,582,000
                                      -----------       -----------      ---------       -----------
                                      -----------       -----------      ---------       -----------
NET INCOME AFTER
  EXTRAORDINARY ITEM
  AND INCOME TAXES                    $ 1,815,000       $   319,000      $ 254,000       $ 2,388,000
                                      -----------       -----------      ---------       -----------
                                      -----------       -----------      ---------       -----------
INCOME PER SHARE:
Income from continuing operations,
  net of income taxes                 $        .17                                       $      .26
                                      ------------                                       ----------
                                      ------------                                       ----------
Net income after extraordinary item
  and income taxes                    $        .30                                       $      .39
                                      ------------                                       ----------
                                      ------------                                       ----------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING              6,099,694                                        6,247,748
                                      ------------                                       ----------
                                      ------------                                       ----------

                     SEE ACCOMPANYING HEADNOTE AND NOTES TO
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995

                  ============================================

                      RECYCLING
                     INDUSTRIES,        ANGLO            ANGLO      CONSOLIDATED
                        INC.         IRON & METAL    IRON & METAL    PRO FORMA
                     DECEMBER 31,     DECEMBER 31,     PRO FORMA    DECEMBER 31,
                        1995             1995         ADJUSTMENTS       1995
                     ------------    -------------   ------------   ------------
REVENUES:
  Sales              $3,458,000       $3,346,000      $(539,000)(5)  $6,265,000
  Brokerage                   -                -              -               -
  Other income                -            1,000              -           1,000
                     ----------       ----------      ---------      ----------
                      3,458,000        3,347,000       (539,000)      6,266,000
                     ----------       ----------      ---------      ----------
COST AND EXPENSES:
  Cost of sales       3,415,000        2,895,000          4,000 (3)   5,646,000
                                                       (618,000)(5)           -
  Cost of brokerage           -                -        (50,000)(6)           -
  Personnel             431,000          114,000        (22,000)(5)     523,000
  Professional
   services             143,000           30,000              -         173,000
  Travel                 17,000                -              -          17,000
  Occupancy              14,000                -              -          14,000
  Depreciation and
   amortization          31,000            2,000         16,000 (3)      89,000
                                                         42,000 (10)
                                                         (2,000)(5)
  Interest               96,000           57,000         (2,000)(5)     174,000
                              -                -         23,000 (8)
   Management fee             -                -              -               -
  Other general and
   administrative       120,000          140,000              -         156,000
                                                        (82,000)(4)
                                                        (22,000)(5)           -
                     ----------       ----------      ---------      ----------
       Total Costs
        and Expenses  4,267,000        3,238,000       (713,000)      6,792,000

INCOME (LOSS)
 BEFORE INCOME TAXES   (809,000)         109,000        174,000        (526,000)

INCOME TAXES (BENEFIT) (441,000)          13,000        (13,000)(7)    (441,000)
                     ----------       ----------      ---------      ----------
INCOME (LOSS) FROM
 CONTINUING
 OPERATIONS, NET OF
 INCOME TAXES        $ (368,000)      $   96,000      $ 187,000      $  (85,000)
                     ----------       ----------      ---------      ----------
                     ----------       ----------      ---------      ----------

INCOME (LOSS) FROM
 CONTINUING
 OPERATIONS, NET OF
 INCOME TAXES PER
 COMMON SHARE        $     (.04)                                     $    (.01)
                     ----------                                      ----------
                     ----------                                      ----------
Weighted average
 number of common
 shares outstanding   8,409,262                                      8,624,479
                     ----------                                      ----------
                     ----------                                      ----------





                  SEE ACCOMPANYING HEADNOTE AND NOTES TO
               PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                  ============================================

NOTE 1 - PRO FORMA ADJUSTMENTS

The adjustments relating to the pro forma consolidated statements of operations are computed assuming the acquisition of Anglo was consummated at the beginning of the applicable periods presented. The adjustments relating to the pro forma consolidated balance sheets are computed assuming the acquisition of Anglo was consummated at September 30, 1995 for the September 30, 1995 balance sheet and December 31, 1995 for the December 31, 1995 balance sheet.

Although Anglo trade accounts receivable, trade accounts payable and accrued expenses were not acquired, they have been included in the September 30, 1995 and December 31, 1995 pro forma balance sheets since the balances approximate estimated period end balances and provide the reader with information regarding estimated pro forma net working capital.

NOTE 2 - ACQUISITION OF SUBSIDIARY

To record the acquisition of equipment and intangibles for the issuance of 227,693 shares of common stock valued at $4.06 per share and the issuance of notes payable. The acquisition of Anglo is recorded using the purchase method.

NOTE 3 - ADDITIONAL DEPRECIATION AND AMORTIZATION

To record additional depreciation of property and equipment due to the increased cost in the assets acquired. To record amortization of goodwill using the straight line method over 20 years for Anglo.

NOTE 4 - NON-RECURRING EXPENSES

To remove non-recurring expenses paid to officers and stockholders for salaries and benefits that will not be incurred in the future.

NOTE 5 - DUPLICATE TRANSACTIONS FOR ANGLO

To remove 20 days of operations for Anglo included in the operations of RII for the three months ended December 31, 1995. The assets and liabilities of Anglo are included in the RII consolidated balances at December 31, 1995.

NOTE 6 - NON-RECURRING REMEDIATION EXPENSES

To remove non-recurring equipment costs, outside labor costs, direct labor costs and landfill costs incurred for remediation costs.

NOTE 7 - PROVISION FOR INCOME TAXES

To recognize utilization of net operating loss carryforward and record alternative minimum income taxes.

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                  ============================================

NOTE 8 - INTEREST EXPENSE

To record interest expense for notes payable used to finance the acquisition of Anglo.

NOTE 9 - WEIGHTED AVERAGE SHARES OUTSTANDING

On a pro forma basis, the 227,693 shares of Common Stock issued in the acquisition of Anglo, 1,454,456 shares of RII common stock in private placements, and 4,400,000 shares of RII common stock is to be sold in the public offering are assumed to be outstanding for the entire period for all periods presented.

NOTE 10 - NON-COMPETE AND CONSULTING AGREEMENT

To record amortization of the non-compete and consulting agreement with the president of Anglo for a term of six years using the straight line method.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




BOARD OF DIRECTORS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO


We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.





                                       BDO SEIDMAN, LLP

DENVER, COLORADO
MAY 17, 1996

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




TO THE BOARD OF DIRECTORS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO



We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. (formerly Environmental Recovery Systems, Inc.) and subsidiaries as of September 30, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1994, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 1994, in conformity with generally accepted accounting principles.




                                       AJ.ROBBINS, PC.
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                       AND CONSULTANTS


DENVER, COLORADO
NOVEMBER 3, 1995

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS


                                                                    SEPTEMBER 30,            DECEMBER 31,
                                                           -----------------------------
                                                               1995             1994             1995
                                                           ------------     ------------     ------------
                                                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash                                                     $    184,000     $    115,000     $     67,000
  Trade accounts receivable, pledged, less allowance for
    doubtful accounts of $15,000, $25,000, and $10,000        1,026,000          898,000        1,010,000
  Accounts receivable, related party                            223,000             -              62,000
  Inventories                                                   497,000          243,000        1,963,000
  Prepaid expenses                                              137,000          111,000          137,000
  Other                                                            -              40,000          126,000
  Deferred income taxes                                            -                -                -
                                                           ------------     ------------     ------------

    Total Current Assets                                      2,067,000        1,407,000        3,365,000

NOTE RECEIVABLE, related party                                     -             859,000             -

PROPERTY, PLANT AND EQUIPMENT, net                            6,686,000        6,590,000        8,391,000

DEFERRED INCOME TAXES, net                                      800,000             -           1,241,000

OTHER ASSETS                                                    744,000          762,000        3,786,000
                                                           ------------     ------------     ------------
                                                           $ 10,297,000     $  9,618,000     $ 16,783,000
                                                           ------------     ------------     ------------
                                                           ------------     ------------     ------------


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                         SEPTEMBER 30,
                                                               ---------------------------     DECEMBER 31,
                                                                    1995            1994           1995
                                                               ------------   ------------    ------------
                                                                                                (UNAUDITED)
CURRENT LIABILITIES:
  Notes payable                                                  $   61,000    $   491,000    $     47,000
  Notes payable-related parties                                        -             8,000       2,857,000
  Trade accounts payable                                            655,000        906,000         795,000
  Trade accounts payable-related parties                             73,000         87,000           5,000
  Professional services payable                                        -           255,000            -
  Accrued liabilities:
    Interest                                                         22,000         33,000          30,000
    Interest-related party                                            8,000         11,000            -
    Payroll and other                                               107,000        544,000         104,000
    Income taxes payable                                             86,000           -             86,000
  Due to related parties                                               -           276,000            -
  Due to factor, related party                                      197,000        461,000         327,000
  Current portion of long-term debt                                 227,000      2,502,000         216,000
  Current portion of long-term debt, related parties                218,000          8,000         441,000
  Current portion of obligation under capital lease                  37,000           -            324,000
                                                               ------------   ------------    ------------

       Total Current Liabilities                                  1,691,000      5,582,000       5,232,000
                                                               ------------   ------------    ------------

DEFERRED GAIN                                                          -           751,000            -
                                                               ------------   ------------    ------------

LONG-TERM DEBT:
  Long-term debt, net of current portion                            132,000        402,000         130,000
  Long-term debt-related parties, net of current portion          1,979,000        117,000       2,917,000
  Obligation under capital lease, net of current portion             41,000           -          1,493,000
                                                               ------------   ------------    ------------

       Total Long-Term Debt                                       2,152,000        519,000       4,540,000
                                                               ------------   ------------    ------------

       Total Liabilities                                          3,843,000      6,852,000       9,772,000
                                                               ------------   ------------    ------------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value, 10,000,000 shares authorized:
    Series A 13,000, 38,000 and 13,000 shares
       issued and outstanding                                     1,312,000      3,612,000       1,312,000
       Series B 300,000, 591,333 and -0- shares
       issued and outstanding                                       450,000        887,000            -
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 8,395,785, 3,005,704 and 8,635,478
    shares issued and outstanding                                     8,000          3,000           8,000
  Additional paid-in capital                                     13,120,000      8,269,000      14,495,000
  Accrued salary payable in equity security                            -           246,000            -
  Accumulated (deficit)                                          (8,436,000)   (10,251,000)     (8,804,000)
                                                               ------------   ------------    ------------

    Total Stockholders' Equity                                    6,454,000      2,766,000       7,011,000
                                                               ------------   ------------    ------------

                                                               $ 10,297,000   $  9,618,000    $ 16,783,000
                                                               ------------   ------------    ------------
                                                               ------------   ------------    ------------


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
        AND THE THREE MONTHS ENDED DECEMBER 31, 1995 AND 1994 (UNAUDITED)

                   ===========================================

                                                                         THREE MONTHS ENDED
                                   YEAR ENDED SEPTEMBER 30,                 DECEMBER 31,
                            --------------------------------------    -----------------------
                               1995          1994         1993           1994         1993
                            -----------   ----------   -----------    ----------   ----------
                                                                      (UNAUDITED)
REVENUES:
 Sales                      $13,812,000   $4,812,000   $         -    $3,458,000   $3,402,000
 Other income                    41,000       19,000             -             -       15,000
                            -----------   ----------   -----------    ----------   ----------
   Total Revenues            13,853,000    4,831,000             -     3,458,000    3,417,000
                            -----------   ----------   -----------    ----------   ----------
COSTS AND EXPENSES:
 Cost of sales                9,156,000    3,516,000             -     3,415,000    2,455,000
 Cost of sales, related
  parties                     1,713,000      594,000             -       431,000      146,000
 Personnel                      744,000      327,000       830,000       143,000      116,000
 Professional services          527,000      553,000       432,000        17,000        7,000
 Travel                          39,000       60,000        43,000        14,000       41,000
 Occupancy                       83,000       50,000        60,000        31,000       68,000
 Depreciation and
  amortization                  258,000      258,000       357,000        96,000       79,000
 Interest                       407,000      203,000       156,000             -            -
 Bad debt expense               151,000       25,000             -       120,000      145,000
 Other general and
  administrative                477,000      179,000             -             -            -
 Abandonment of projects              -      208,000       549,000             -            -
 Research and development             -            -        64,000             -            -
                            -----------   ----------   -----------    ----------   ----------
   Total Costs and Expenses  13,555,000    5,973,000     2,491,000     4,267,000    3,057,000
                            -----------   ----------   -----------    ----------   ----------
INCOME (LOSS) BEFORE EQUITY
 IN NET (LOSS) OF JOINT
 VENTURES, EQUITY INVESTEE
 AND  EXTRAORDINARY GAIN        298,000  (1,142,000)    (2,491,000)     (809,000)     360,000

EQUITY IN NET (LOSS) OF
 JOINT VENTURES AND
 EQUITY INVESTEE                      -           -       (467,000)            -            -
                            -----------   ----------   -----------    ----------   ----------
INCOME (LOSS) BEFORE
 EXTRAORDINARY GAIN             298,000  (1,142,000)    (2,958,000)     (809,000)     360,000

EXTRAORDINARY GAIN FROM
 SETTLEMENT OF DEBTS            806,000     218,000        475,000             -       61,000
                            -----------   ----------   -----------    ----------   ----------
INCOME (LOSS) BEFORE
 INCOME TAXES (BENEFIT)       1,104,000    (924,000)    (2,483,000)     (809,000)     421,000

(BENEFIT) FROM INCOME
 TAXES                         (711,000)          -              -      (441,000)           -
                            -----------   ----------   -----------    ----------   ----------
NET INCOME (LOSS)           $ 1,815,000   $(924,000)   $(2,483,000)   $ (368,000)  $  421,000
                            -----------   ----------   -----------    ----------   ----------
                            -----------   ----------   -----------    ----------   ----------
PRIMARY INCOME (LOSS) PER
 COMMON SHARE:
   Before extraordinary
    item                    $       .17   $     (.46)  $     (1.24)   $     (.04)  $      .12
   Extraordinary item               .13          .09           .20             -          .02
                            -----------   ----------   -----------    ----------   ----------
PRIMARY NET  INCOME (LOSS)
 PER COMMON SHARE           $       .30   $     (.37)  $     (1.04)   $     (.04)  $      .14
                            -----------   ----------   -----------    ----------   ----------
                            -----------   ----------   -----------    ----------   ----------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING   6,099,694    2,504,762     2,376,823     8,409,262    3,111,259
                            -----------   ----------   -----------    ----------   ----------
                            -----------   ----------   -----------    ----------   ----------
FULLY DILUTED INCOME (LOSS)
 PER COMMON SHARE:
   Before extraordinary
    item                    $       .16   $     (.43)  $     (1.24)    $    (.04)   $     .11
   Extraordinary item               .13          .08           .20             -          .02
                            -----------   ----------   -----------    ----------   ----------
FULLY DILUTED NET INCOME
 (LOSS) PER COMMON SHARE:   $       .29   $     (.35)  $     (1.04)   $     (.04)  $      .13
                            -----------   ----------   -----------    ----------   ----------
                            -----------   ----------   -----------    ----------   ----------
Weighted average number
 of common shares
 outstanding                  6,307,694    2,623,069     2,376,823     8,617,262    3,229,566
                            -----------   ----------   -----------    ----------   ----------
                            -----------   ----------   -----------    ----------   ----------

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995
            AND THE THREE MONTHS ENDED DECEMBER 31, 1995 (UNAUDITED)

                   ===========================================

                           PREFERRED STOCK           COMMON STOCK      ADDITIONAL              OTHER
                          ---------------------   ------------------     PAID-IN     OPTION    EQUITY   ACCUMULATED
                           SHARES      AMOUNT      SHARES     AMOUNT     CAPITAL     TO CEO   SECURITY   (DEFICIT)        TOTAL
                          -------    ----------   ---------   ------   -----------  --------  --------  -----------    -----------
Balances, September 30,
 1992                           -    $        -   2,367,728   $3,000   $ 5,905,000  $      -  $      -  $(6,844,000)   $  (936,000)
Common stock issued
 for services                   -             -      20,000        -       149,000         -         -            -        149,000
Contribution of services        -             -           -        -       120,000         -         -            -        120,000
Dilution of predecessor
 cost adjustment
 property option                -             -           -        -       444,000         -         -            -        444,000
Net (loss)                      -             -           -        -             -         -         -   (2,483,000)    (2,483,000)
                         --------   -----------   ---------   ------   -----------  --------  --------  -----------   -----------
Balances, September 30,
 1993                           -             -   2,387,728    3,000     6,618,000         -         -   (9,327,000)    (2,706,000)
Preferred stock issued
 for debt                 591,333       887,000           -        -             -         -         -            -        887,000
Preferred stock issued
 for acquisition of NRI    38,000     3,612,000           -        -             -         -         -            -      3,612,000
Common stock issued
 for cash                       -             -      30,000        -        56,000         -         -            -         56,000
Common stock issued
 for services                   -             -      39,600        -       242,000         -         -            -        242,000
Common stock issued
 for debt                       -             -     548,376        -     1,351,000         -         -            -      1,351,000
Contribution to capital         -             -           -        -         2,000         -         -            -          2,000
Conversion of  accrued
 salary                         -             -           -        -             -         -   246,000            -        246,000
Net (loss)                      -             -           -        -             -         -         -     (924,000)      (924,000)
                         --------   -----------   ---------   ------   -----------  --------  --------  -----------   -----------
Balances, September 30,
 1994                     629,333     4,499,000   3,005,704    3,000     8,269,000         -   246,000  (10,251,000)     2,766,000
Redemption of
 preferred stock
  Series A                (25,000)   (2,300,000)          -        -             -         -         -            -     (2,300,000)
Redemption of
 preferred stock
  Series B and
   other equity for
   Option to CEO         (291,333)     (437,000)          -        -             -   683,000  (246,000)           -              -
Common stock issued
 for acquisition
 of MRI                         -             -     120,000        -     1,200,000         -         -            -      1,200,000
Common stock issued
 during private
 offering, net of
 offering costs of
 $590,000                       -             -   3,746,400    4,000     2,778,000         -         -            -      2,782,000
Common stock issued
 to retire debt                 -             -     166,666        -       150,000         -         -            -        150,000
Common stock issued
 for renegotiation
 of payment terms
 for a stockholder
 loan                           -             -      10,000        -             -         -         -            -            -
Common stock issued
 for services                   -             -      10,000        -        25,000         -         -            -        25,000
Common stock issued
 for interest on
 bridge loans                   -             -      17,351        -        16,000         -         -            -        16,000
Common stock issued
 on exercise of
 option to CEO                  -             -   1,319,445    1,000       682,000  (683,000)        -            -             -
Common stock rounding
 due to stock split             -             -         219        -             -         -         -            -             -
Net income                      -             -           -        -             -         -         -    1,815,000     1,815,000
                         --------   -----------   ---------   ------   -----------  --------  --------  -----------   -----------
Balances, September 30,
 1995                     313,000     1,762,000   8,395,785    8,000    13,120,000         -         -   (8,436,000)    6,454,000
Common stock issued for
  acquisition of Anglo
  (unaudited)                   -             -     227,693        -       925,000         -         -            -       925,000
Conversion of
 preferred stock
 series B
 (unaudited)             (300,000)     (450,000)     12,000        -       450,000         -         -            -             -
Net income for the
 period (unaudited)             -             -           -        -             -         -         -     (368,000)     (368,000)
                         --------   -----------   ---------   ------   -----------  --------  --------  -----------   -----------
Balances, December 31,
 1995 (unaudited)          13,000   $ 1,312,000   8,635,478   $8,000   $14,495,000  $      -  $      -  $(8,804,000)  $ 7,011,000
                         --------   -----------   ---------   ------   -----------  --------  --------  -----------   -----------
                         --------   -----------   ---------   ------   -----------  --------  --------  -----------   -----------



           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
      AND THE THREE MONTHS ENDED DECEMBER 31, 1995 AND 1994 (UNAUDITED)

                                                                                                          THREE MONTHS ENDED
                                                                YEAR ENDED SEPTEMBER 30,                      DECEMBER 31,
                                                      -------------------------------------------    ----------------------------
                                                          1995           1994            1993            1995            1994
                                                      -----------    ------------    ------------    ------------    ------------
                                                                                                      (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net income (loss)                                   $ 1,815,000    $  (924,000)    $(2,483,000)    $  (368,000)    $   421,000
  Adjustments to reconcile net income (loss) to
   net cash used in operating activities:
    Depreciation and amortization                         784,000        392,000         357,000         202,000         226,000
    Equity in net loss of affiliates                          -              -           467,000             -               -
    Extraordinary gain from settlement of debts          (806,000)      (218,000)       (475,000)            -           (61,000)
    Abandonment of projects                                   -          208,000         549,000             -               -
    Contribution of services                                  -              -           120,000             -               -
    Issuance of stock for services                         25,000        244,000         149,000             -               -
    Write-off acquisition costs                               -           72,000             -               -               -
    Bad debt expense                                      151,000         25,000             -               -               -
    Deferred income taxes                                (800,000)           -               -          (441,000)            -
  Changes in assets and liabilities:
    Trade accounts receivable                            (154,000)      (923,000)            -            16,000        (175,000)
    Inventories                                          (254,000)      (243,000)            -          (133,000)         82,000
    Prepaid expenses                                      (26,000)      (111,000)            -               -           (11,000)
    Other current assets                                   33,000        (40,000)          8,000         (16,000)          9,000
    Accounts payable                                     (290,000)       506,000         736,000          66,000        (180,000)
    Accrued liabilities                                  (451,000)       150,000         454,000         (68,000)         40,000
    Income taxes payable                                   86,000            -               -               -               -
                                                      -----------    -----------     -----------     -----------     -----------
      Net Cash Provided (Used)
       by Operating Activities                            113,000       (862,000)       (118,000)       (742,000)        351,000
                                                      -----------    -----------     -----------     -----------     -----------
CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Additions to engineering plans                              -              -           (66,000)            -               -
  Additions to equipment                                 (472,000)       (25,000)            -           (50,000)        (40,000)
  Receivables-related party                                   -              -            72,000         161,000         (68,000)
  Sale of equipment                                           -           48,000             -               -               -
  Collections on note receivable                              -           41,000             -               -               -
  Additions to acquisition costs and goodwill            (103,000)      (319,000)       (112,000)       (227,000)        (74,000)
  Non-compete agreement                                       -              -               -          (200,000)            -
  Advances (to) affiliate                                     -              -          (398,000)            -           100,000
  Investment in equity investee                               -              -          (113,000)            -               -
  Advances to related party                              (238,000)           -               -               -               -
  Acquisition of Loef                                    (113,000)           -               -               -               -
                                                      -----------    -----------     -----------     -----------     -----------
     Net Cash (Used) in Investing Activities             (926,000)      (255,000)       (617,000)       (316,000)        (82,000)
                                                      -----------    -----------     -----------     -----------     -----------
CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Proceeds from borrowings-related parties                321,000        632,000         676,000             -               -
  Proceeds from other borrowings                              -          434,000          99,000       1,409,000         150,000
  Principal payments on borrowings                     (2,756,000)      (199,000)        (40,000)       (367,000)       (170,000)
  Principal payments on borrowings-related parties       (383,000)      (152,000)            -               -          (232,000)
  Principal payments on capital lease                     (34,000)           -               -          (132,000)            -
  Proceeds from factor                                  7,335,000      2,450,000             -         2,052,000       1,335,000
  Payments to factor                                   (7,599,000)    (1,989,000)            -        (1,911,000)     (1,329,000)
  Proceeds from issuance of common stock                3,998,000         56,000             -               -            25,000
  Deferred offering costs                                     -              -               -          (110,000)            -
                                                      -----------    -----------     -----------     -----------     -----------
     Net Cash Provided (Used) by
       Financing Activities                               882,000      1,232,000         735,000         941,000        (221,000)
                                                      -----------    -----------     -----------     -----------     -----------
Increase in cash                                           69,000        115,000             -          (117,000)         48,000
CASH, beginning of period                                 115,000            -               -           184,000         115,000
                                                      -----------    -----------     -----------     -----------     -----------
CASH, end of period                                   $   184,000    $   115,000     $       -       $    67,000     $   163,000
                                                      -----------    -----------     -----------     -----------     -----------
                                                      -----------    -----------     -----------     -----------     -----------

See Note 21

         SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[A]  GENERAL

Recycling Industries, Inc. (RII or the Company, formerly known as Environmental Recovery Systems, Inc.) is a Colorado corporation formed December 1988.

Prior to May, 1994, the Company was a development stage enterprise during which period it completed the development of technology for recycling
municipal solid waste.   While the Company has not obtained a permit nor
constructed or operated a facility utilizing this technology, it is pursuing the license or sale of such technology. On May 10, 1994 the Company acquired
a subsidiary and began metals recycling operations (see Note 2[A]).   All
revenues during 1995 and 1994 were generated by the recycling operations. On June 27, 1995 the Company changed its name to Recycling Industries, Inc.

REVERSE STOCK SPLIT

Effective June 27, 1995, the Company completed a one-for-five reverse stock split of its common stock, $.001 par value (Common Stock). All share and per share amounts have been restated retroactively as a result of this reverse split.

[B]  ACCOUNTING POLICIES

CONSOLIDATION

The Company, its subsidiaries and joint ventures in which it exercises control through majority ownership are consolidated, and all intercompany accounts and transactions are eliminated. Joint ventures and investment in equity investees are accounted for under the equity method of accounting, whereby the Company recorded only its proportionate share of loss in the joint ventures and equity investees. The Company currently has no active joint venture projects.

Nevada Recycling, Inc. (NRI), acquired by the Company in May 1994 (see Note 2[A]), operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States.

Recycling Industries of Texas, Inc. d/b/a Anglo Iron & Metal (Anglo), formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995 (see Note 2[C]), operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico.

Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding (Mid-America), formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996 (see Note 22), operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River.

The acquisitions have been accounted for under the purchase method of business combinations and, accordingly, the results of operations of the acquired businesses are included in the Company's financial statements only from the applicable date of acquisition.

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited interim financial statements for the three month periods ended December 31, 1995 and 1994 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ending December 31, 1995 are not necessarily indicative of the results to be expected for the year ended September 30, 1996.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 123 (FAS 123), Accounting for Stock Based Compensation. FAS 123 encourages the accounting for stock based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then FAS 123 requires pro forma disclosure of net income and earnings per share as if the fair value based method had been adopted. The Company has not yet determined how FAS 123 will be implemented or its impact on the financial statements. FAS 123 is effective for transactions entered into after December 15, 1995.

ACQUISITIONS COSTS

The Company had capitalized acquisition costs of $61,000 and $164,000 at September 30, 1995 and 1994, respectively, relating to active letters of intent for potential acquisitions of operating metals recycling companies. Acquisition costs are allocated to the net assets acquired if the acquisition is successful, or are charged to operations if the negotiations are discontinued. Acquisition costs of $72,000 were written off to operations during 1994 for negotiations that were no longer active.

CONCENTRATION OF CREDIT RISK

Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At September 30, 1995 and 1994, accounts receivable balances from significant customers were $699,000 and $711,000, or 65% and 79%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations. Customers are located throughout the western region of the United States and Mexico.

The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable, time deposits, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable and amounts due to factor was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

INVENTORIES

Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of average cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 7 to 15 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $545,000, $147,000 and $12,000 for the periods ended September 30, 1995, 1994 and 1993, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

DEFERRED OFFERING COSTS

Costs incurred in connection with the Company's current anticipated public offering are deferred and will be charged against stockholders' equity upon the successful completion of the offering or charged to expense if the offering is not consummated.

RESEARCH AND DEVELOPMENT COSTS

Costs incurred in connection with research and development in relation to work undertaken on new environmental technologies are charged to operations in the year incurred. No research and development costs have been incurred since 1993.

REVENUE RECOGNITION

Sales are recorded in the period of shipment.

NET INCOME (LOSS) PER COMMON SHARE

Primary net income (loss) per common share is computed based upon the weighted average number of common and dilutive common equivalent shares outstanding during the period. Fully diluted computations assume the conversion of the convertible preferred stock.

Dilutive common equivalent shares consist of stock options and warrants. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

INCOME TAXES

Effective October 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 did not have a material effect on the Company's consolidated financial statements, therefore, there was no cumulative effect of this change in accounting for income taxes at October 1, 1992. There is also no effect on the loss for the year ended September 30, 1993.

The Company had not recorded a deferred tax asset at September 30, 1994 and 1993 since it was more likely than not that the tax assets would not be realized. At September 30, 1995 the Company has recorded a net deferred tax asset of $800,000 primarily reflecting the benefit of net operating loss carryforwards, which expire in varying amounts between 2002 and 2009. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

At September 30, 1995 the Company has federal income tax loss carryforwards of approximately $6,900,000, which if not utilized to offset future taxable income, expire in the years 2002 through 2009.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

RECLASSIFICATIONS

Certain balances in the 1994 and 1993 financial statements have been reclassified to conform to the 1995 presentation. The reclassifications had no effect on financial condition or results of operations.

NOTE 2 - ACQUISITIONS

[A] On May 10, 1994, the Company acquired 100% of the outstanding common stock of NRI from Nevada Recycling Corporation (NRC) for 38,000 shares of the Company's Series A convertible preferred stock, valued at $3,612,000. On that date NRI became a wholly-owned subsidiary of the Company.

A summary of the assets purchased and liabilities assumed is as follows:

     Land                                             $  1,340,000
     Building                                              360,000
     Machinery and equipment                             5,025,000
     Notes payable                                      (3,113,000)
                                                      ------------

          Net Book Value of Assets Purchased          $  3,612,000
                                                      ------------
                                                      ------------
On December 30, 1994, the Company and NRC agreed to restructure the terms of the acquisition of NRI as follows:

(1) NRC returned to the Company 25,000 of the 38,000 shares of Series A convertible preferred stock (see Note 17).

(2) The Company purchased from NRC its contingent right (granted under the May 10, 1994 acquisition agreement, to reacquire the stock of NRI) for $2,300,000 and warrants to purchase 20,000 shares of Common Stock for $1.25 per share for a 10-year term. The $2,300,000 payment consists of a $300,000 note paid on February 28, 1995 and a $2,000,000 note payable in consecutive monthly installments commencing March 31, 1995 on the basis of an eight-year amortization with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

(3) The Company restructured the purchase of land and buildings for a purchase price of $2,060,000 payable $1,700,000 before February 28, 1995 with interest of $19,000 per month, $20,000 plus accrued interest payable on each of December 31, 1994, January 31, 1995 and February 28, 1995, and $300,000 payable in monthly installments commencing March 31, 1995 on the basis of an eight-year amortization period with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

(4) The Company agreed to pay $637,052 of debts totaling $2,382,447 assumed on the equipment purchased as part of the original NRI acquisition.

All of the above obligations are collateralized by the assets of NRI.

As a result of the restructuring, the Company treated the $2,300,000 payment obligation as indebtedness incurred to retire the 25,000 shares of preferred stock. The acquisition of NRI resulted in goodwill of $195,000 which will be amortized using the straight-line method over 20 years.

[B] On December 30, 1994, the Company acquired Metal Recovery, Inc. (MRI) whose sole asset is an indirect 19.6% limited partnership interest in a currently inactive partnership engaged in the business of scrap metal recovery (the Partnership). The acquisition of MRI resulted in goodwill of $22,000 which is being written off over 20 years using the straight line method. The Company acquired MRI from its three stockholders (the ACI Principals), who also hold the 13,000 shares of the Company's Series A preferred stock acquired by the ACI Principals from the stockholders of NRC in a separate transaction. The purchase price for MRI included 120,000 shares of Common Stock and the right to additional shares of Common Stock upon the satisfaction of certain conditions which have not been met. The 120,000 shares of Common Stock and 13,000 shares of Series A preferred stock are referred to as the ACI Equity Securities. The Company has agreed to assist the ACI Principals in liquidating the ACI Equity Securities for at least $2,400,000 prior to September 30, 1996 by purchasing or arranging for the sale of these securities, or including the ACI Equity Securities in a registration statement prior to September 30, 1996 (ACI Sale Obligation).

In connection with the restructuring of the acquisition of NRI, discussed above, the Company has transferred a portion of MRI's interest in the Partnership to NRC, and the ACI Principals caused the Partnership to redeem this interest for $1,170,000 in partial satisfaction of the Company's February 28, 1995 payment obligations. This amount has been treated as a loan to the Company.

The ACI Principals have the right to reacquire the Company's interests in MRI and NRI in exchange for the ACI Equity Securities (the ACI Option) if the
Company:

  1)   defaults under the terms of the installment note, under [A];
  2)   fails to meet the ACI Sale Obligation; or
  3) if the Company defaults in its other obligations under the various agreements related to the acquisition of MRI or the restructuring of the acquisition of NRI, under [A].

In addition, until the Company meets the ACI Sale Obligation, the Company is subject to certain restrictions on its ability to operate NRI and MRI.

The unaudited pro forma summary financial statements which follow have been prepared assuming that the exercise of the ACI Option occurred as of September 30, 1995 for purposes of the pro forma balance sheet and that the exercise of the ACI Option occurred for purposes of the pro forma statement of operations. In addition to combining the historical results of operations of the entities, the pro forma calculations include adjustments for the estimated effect on the Company's historical results of operations of the write-off of goodwill related to the acquisition of MRI.


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30 ,1995


ASSETS
                     RECYCLING                                    PRO FORMA
                     INDUSTRIES,        ACI       PRO FORMA      SEPTEMBER 30,
                        INC.          OPTION      ADJUSTMENT         1995
                   ------------   ------------    ----------     ------------
                                                                  (UNAUDITED)
Current Assets     $  2,067,000   $ (1,707,000)   $     -        $   360,000
Other Assets          8,230,000     (7,475,000)     (188,000)        567,000
                   ------------   ------------    ----------     -----------
                   $ 10,297,000   $ (9,182,000)   $ (188,000)    $   927,000
                   ------------   ------------    ----------     -----------
                   ------------   ------------    ----------     -----------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                       RECYCLING                                    PRO FORMA
                       INDUSTRIES,        ACI       PRO FORMA      SEPTEMBER 30,
                          INC.          OPTION      ADJUSTMENT         1995
                     ------------   ------------    ----------     ------------
                                                                  (UNAUDITED)
Current liabilities  $  1,691,000   $ (1,166,000)   $     -        $   525,000
Long-term debt          2,152,000     (2,152,000)         -               -
Stockholders' equity
  (deficit)             6,454,000     (5,864,000)     (188,000)        402,000
                     ------------   ------------    ----------     -----------

                     $ 10,297,000   $ (9,182,000)   $ (188,000)    $   927,000
                     ------------   ------------    ----------     -----------
                     ------------   ------------    ----------     -----------

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                 RECYCLING                                       PRO FORMA
                                INDUSTRIES,       ACI           PRO FORMA       SEPTEMBER 30,
                                   INC.          OPTION         ADJUSTMENT          1995
                             -------------   --------------    ------------      ------------
                                                                                 (UNAUDITED)
Revenues                     $  13,853,000   $  (13,847,000)   $       -         $      6,000
Costs and expenses              13,555,000      (12,007,000)        168,000         1,716,000
                             -------------   --------------    ------------      ------------

Income (loss) before
 extraordinary gain                298,000       (1,840,000)       (168,000)       (1,710,000)

Extraordinary gain from
 settlement of debts               806,000             -               -              806,000

(Benefit) from income taxes       (711,000)         711,000            -                 -
                             -------------   --------------    ------------      ------------

Net income (loss)            $   1,815,000   $   (2,551,000)   $   (168,000)     $   (904,000)
                             -------------   --------------    ------------      ------------
                             -------------   --------------    ------------      ------------

(Loss) per common share:
Before extraordinary gain                                                        $       (.27)
Extraordinary gain                                                                        .13
                                                                                 ------------

Net (loss) per common share                                                      $       (.14)
                                                                                 ------------
                                                                                 ------------


[C] On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc.dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the metal recycling business.

The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in ten monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of Common Stock valued at $925,000.

Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease.

The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contained numerous covenants for maintaining certain financial ratios and earnings levels (see Note 20). The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

The Company signed a consulting and non-competition agreement with the president of Anglo. The term of the non-compete portion is for six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight line method. The consulting portion is for a term of six months and is payable $5,000 per month.

RII also entered into a sublease agreement with Anglo for three yard facilities for $2,500 a month through December 10, 2005.

The real property acquired from Anglo and the Common Stock issued by the Company have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

The purchase price of Anglo has been allocated as follows:

  Equipment under capital lease                        $    1,800,000
  Contract to acquire land and buildings                       70,000
  Covenant not to compete                                   1,000,000
  Inventories                                               1,365,000
  Purchase price in excess of net assets acquired           1,830,000
                                                       --------------

     Total purchase price                                   6,065,000

  Notes payable                                            (3,061,000)
  Common Stock                                               (925,000)
                                                       --------------

      Cash paid at closing                                  2,079,000
      Capital lease obligation                             (1,800,000)
                                                       --------------

      Cash paid from operating capital                 $      279,000
                                                       --------------
                                                       --------------

The unaudited pro forma results of operations which follow assume that the acquisition of NRI had occurred at the beginning of each period for 1994 and 1993. For the year ended September 30, 1995, the operations of NRI are included in the consolidated balances of the Company. The unaudited pro forma results of operations which follow also assume that the acquisition of Anglo had occurred at the beginning of each period presented for September and December 1995.

                                                                                 Three Months
                                                                                    Ended
                                                Year Ended September 30,         December 31,
                                        ---------------------------------------  ------------
                                            1995         1994          1993         1995
                                        -----------   -----------   -----------   ----------
Revenues                                $29,192,000   $11,348,000   $ 9,781,000   $6,266,000
Income (loss)from continuing
  operations, net of taxes              $ 1,582,000   $  (857,000)  $(2,807,000)  $  (85,000)
Net income (loss) after extraordinary
  items and income taxes                $ 2,388,000   $  (639,000)  $(2,332,000)  $  (85,000)
Income (loss) from continuing
  operations, net of taxes per
  common share                          $       .26   $      (.34)  $     (1.18)  $     (.01)
Net income (loss) after extraordinary
  items and income taxes per
  common share                          $       .39   $      (.25)  $      (.98)  $     (.01)

NOTE 3 - FORMER JOINT VENTURE

In 1993, the Company entered into a settlement with a former joint venture partner in which the Company agreed to make a series of payments totaling $622,000 by October 31, 1993. The Company subsequently defaulted on its payment obligations. On June 30, 1994, the Company and certain related parties entered into a master agreement providing for the settlement of all amounts owed to the former joint venture partner. Pursuant to this agreement, the Company issued 145,000 shares of Common Stock for its outstanding principal and penalty interest balance of $725,000. Such shares were issued in connection with the 548,376 shares of Common Stock issued in 1994 on the conversion of $1,351,000 in liabilities (see Note 17).

NOTE 4 - ENGINEERING PLANS

The Company capitalizes all external direct costs associated with permitting and plant facilities start-up which mainly include engineering, legal and consulting fees, travel and other costs associated with developing projects and obtaining permits. Internal costs associated with plant facilities start-up are expensed as incurred. Capitalized project costs are being amortized over five years using the straight-line method beginning with the earlier of the commencement of plant operations or two years from the date the project begins accumulating costs. During fiscal 1995, 1994 and 1993 the Company incurred amortization costs of $217,000, $217,000 and $344,000, respectively.

Capitalized engineering plans are those costs related to active projects and potential plant site locations. At the time a permit application is infeasible, based upon management's determination, all costs associated with the project which are not transferable to other projects are charged to operations. During 1994 and 1993, $208,000 and $549,000, respectively, of project start-up costs were written off because the permit applications were determined to be infeasible.

NOTE 5 - FACTORING AGREEMENTS

On May 4, 1994, the Company entered into an agreement with an unrelated third party whereby such third party agreed to purchase the Company's trade accounts receivable at 80% of face amount and to collect payments on the purchased receivables from the Company's customers. The Company was charged an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 3% of the average daily outstanding balance of all purchased receivables. The Company was required to repurchase any receivables not collected from customers within 90 days.

On August 12, 1994, the Company entered into an agreement, which replaced the above factoring agreement, with a partnership comprised of the stockholders of NRC who are also preferred stockholders of the Company, whereby the partnership agreed to purchase the Company's trade accounts receivable at 85% of face value. Under the terms of the factoring agreement, the partnership is entitled to a finance charge of 1.5% per month of the average daily outstanding balance. The Company is required to repurchase any receivables not collected from customers within 90 days. The original term of the agreement was for a period of 18 months and continues on a month-to-month basis thereafter unless terminated by either party. Purchased receivables balances outstanding at September 30, 1995
and 1994 were $197,000 and $461,000, respectively.   Accrued finance charges at
September 30, 1995 and 1994 were $8,000 and $11,000, respectively. Total finance charges for the years ended September 30, 1995 and 1994, were $82,000 and $11,000, respectively.

NOTE 6 - INVENTORIES

Inventories which are pledged, consist of the following:


                                      SEPTEMBER 30,      DECEMBER 31,
                                 ----------------------  ------------
                                    1995         1994        1995
                                 ----------  ----------  ------------
                                                          (UNAUDITED)
  Raw materials                  $  350,000  $  167,000   $1,258,000
  Finished goods                    147,000      76,000      705,000
                                 ----------  ----------   ----------
                                 $  497,000  $  243,000   $1,963,000
                                 ----------  ----------   ----------
                                 ----------  ----------   ----------

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment (substantially all of which is pledged) consists of the following:

                                      SEPTEMBER 30,      DECEMBER 31,
                                 ----------------------  ------------
                                    1995         1994        1995
                                 ----------  ----------  ------------
                                                          (UNAUDITED)
  Land                           $1,640,000  $1,340,000    $1,640,000
  Building and improvements         365,000     365,000       365,000
  Heavy machinery and
     equipment                    1,472,000   1,432,000     1,472,000
  Automotive shredder             3,161,000   3,103,000     3,177,000
  Assets under capital lease        118,000        -        1,800,000
  Transportation equipment          561,000     443,000       713,000
  Office equipment                  121,000     114,000       121,000
                                 ----------  ----------    ----------
        Total                     7,438,000   6,797,000     9,288,000

  Less accumulated depreciation
     and amortization              (752,000)   (207,000)     (897,000)
                                 ----------  ----------    ----------
                                 $6,686,000  $6,590,000    $8,391,000
                                 ----------  ----------    ----------
                                 ----------  ----------    ----------

NOTE 8 - OTHER ASSETS

Other assets consist of the following:

                                        SEPTEMBER 30,    DECEMBER 31,
                                     ------------------  ------------
                                       1995      1994        1995
                                     --------  --------  ------------
                                                          (UNAUDITED)
 Acquisition costs                   $ 61,000  $164,000   $   28,000
 Goodwill, net of accumulated
   amortization of $29,000 and
   $7,000 and $40,000
   (see Note 2)                       188,000   168,000    2,187,000
 Investment in affiliate, at cost     277,000      -         277,000
 Engineering plans, net of
   accumulated amortization of
   $899,000, $682,000 and $915,000    188,000   405,000      172,000
 Non-compete agreement, net
   of accumulated amortization
   of $56,000                            -         -         986,000
Contract to acquire land                 -         -          70,000
 Patent rights                         25,000    25,000       26,000
 Other                                  5,000      -          40,000
                                     --------  --------   ----------
                                     $744,000  $762,000   $3,786,000
                                     --------  --------   ----------
                                     --------  --------   ----------

INVESTMENT IN AFFILIATE

Effective June 30, 1995 the Company acquired a 20% interest in The Loef Company, Inc. (Loef), a ferrous and non-ferrous metals recycler. Under the terms of an agreement with the 80% stockholder of Loef, the Company's interest will be maintained at 20% if the Company pays $200,000 to the 80% stockholder before June 30, 1996, otherwise the interest may be reduced to 15%.

Under the terms of the agreement, the Company paid certain expenses in connection with the acquisition in the amount of $277,000 and extinguished certain warrants (see Note 17). The acquisition of the Company's interest in Loef was recorded using the cost method of accounting.

NOTE 9 -  NOTE RECEIVABLE, RELATED PARTY

On April 11, 1994 the Company sold its 25% ownership interest in a formerly wholly-owned subsidiary to Caside Associates (CA), a stockholder of the Company, in exchange for a $2,000,000 note receivable. At September 30, 1994, the sales price was renegotiated to $900,000. The note requires 6% monthly interest only payments for two years and principal repayments are due quarterly from 1996 to 1998.

The gain on the sale was recognized using the cost-recovery method since the
collection of the sales price was not reasonably assured.   Under the cost-
recovery method, gain on the sale is postponed until all costs are recovered, then all receipts are recognized as profit. As a result of the sale, a deferred gain in the amount of $751,000 has been recorded. At September 30, 1994, no gain has been recognized since all costs had not yet been recovered.

As of September 30, 1995, management determined that the note receivable from CA was permanently impaired. Therefore, the Company recorded an allowance for the total remaining unpaid balance of $874,000 and removed the deferred gain on the sale, recognizing a bad debt expense of $123,000.

NOTE 10 - INCOME TAXES

Pursuant to the terms of its acquisition of MRI, the Company included a $3,500,000 capital gain realized prior to such acquisition on its consolidated 1994 tax return and utilized a portion of its net operating loss carryforward generated in prior years to offset the capital gain. Management believes its position has merit based on its interpretation of the Internal Revenue Code and an opinion by its tax counsel. However, the Company has not obtained a prior ruling from the Internal Revenue Service (IRS) and has no assurances that the IRS will concur with its interpretation. If the IRS were to successfully challenge the position taken on this issue, the Company could be required to pay approximately $1,200,000 in additional income taxes plus penalties and interest and the $3,500,000 net operating loss utilized on its consolidated 1994 tax return would be available to offset future taxable income generated by the Company.

During fiscal year 1995, management determined that the net operating loss generated from prior years in the amount of $6,900,000 was more likely than not to be used in the near future due to taxable income generated by NRI, Anglo and Mid- America. Therefore, a net deferred tax asset of $800,000 has been recorded as of September 30, 1995. During 1995, net operating losses in the amount of $3,700,000 were utilized to reduce taxable income. However, alternative minimum tax of approximately $86,000 was payable for 1995 because of the 90% alternative net operating loss limitation. Net operating loss carryforwards available for future use through the year 2009 are $6,900,000 at September 30, 1995.

The components of deferred tax assets and (liabilities) are as follows:

                                      SEPTEMBER 30,        DECEMBER 31,
                                 ------------------------  ------------
                                    1995         1994         1995
                                 ----------   -----------   -----------
                                                            (UNAUDITED)
Total deferred tax assets        $1,021,000   $ 2,293,000   $1,241,000
Less valuation allowance           (221,000)   (2,293,000)        -
                                 ----------   -----------   ----------
                                    800,000          -       1,241,000
Total deferred tax (liabilities)       -             -            -
                                 ----------   -----------   ----------
Net deferred tax asset           $  800,000   $      -      $1,241,000
                                 ----------   -----------   ----------
                                 ----------   -----------   ----------

The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) are as follows:

                                          SEPTEMBER 30,         DECEMBER 31,
                                    -------------------------   ------------
                                       1995          1994           1995
                                    -----------   -----------   ------------
                                                                 (UNAUDITED)
Temporary differences:
  Property and equipment            $(1,743,000)  $(1,674,000)  $(1,770,000)
  Valuation allowance                  (221,000)   (2,293,000)         -
  Research and development costs         78,000        78,000        78,000
  Engineering plans                     306,000       232,000       311,000
  Goodwill                               10,000          -          (56,000)
  Allowance for doubtful accounts         3,000         9,000         3,000
  Net operating loss carryforwards    2,367,000     3,648,000     2,675,000
                                    -----------   -----------   -----------
                                    $   800,000   $      -      $ 1,241,000
                                    -----------   -----------   -----------
                                    -----------   -----------   -----------

The provision (benefit) for income taxes consists of the following:


                                   SEPTEMBER 30,              DECEMBER 31,
                             -------------------------   ---------------------
                                 1995          1994        1995         1994
                             -----------   -----------   ---------   ---------
                                                        (UNAUDITED)  (UNAUDITED)
Current                       $  89,000     $     -      $    -      $    -
Deferred                       (800,000)          -       (441,000)       -
                              ---------     ----------   ---------   ---------
                              $(711,000)    $     -      $(441,000)  $    -
                              ---------     ----------   ---------   ---------
                              ---------     ----------   ---------   ---------

The components of deferred income tax (benefit) expense are as follows:

                                   SEPTEMBER 30,              DECEMBER 31,
                             -------------------------   ---------------------
                                 1995          1994        1995         1994
                             -----------   -----------   ---------   ---------
                                                        (UNAUDITED)  (UNAUDITED)
Bad debt expense             $     6,000   $    (8,000)  $    -      $    -
Depreciation expense              69,000     1,674,000      27,000      17,000
Engineering costs                (74,000)     (145,000)     (5,000)    (17,000)
Goodwill amortization            (10,000)         -         65,000        -
Accrued salaries - officers         -           20,000        -           -
Net operating loss
 carryforward                  1,281,000      (482,000)   (307,000)    404,000
Valuation allowance           (2,072,000)   (1,059,000)   (221,000)   (404,000)
                             -----------   -----------   ---------   ---------
                             $  (800,000)  $      -      $(441,000)  $    -
                             -----------   -----------   ---------   ---------
                             -----------   -----------   ---------   ---------

Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense:

                                    SEPTEMBER 30,            DECEMBER 31,
                              -----------------------   ---------------------
                                  1995        1994        1995         1994
                              -----------   ---------   ---------   ---------
                                                       (UNAUDITED)  (UNAUDITED)
Tax expense (benefit) at
 federal statutory rates      $   374,000   $(314,000)  $(314,000)  $ (786,000)
Capital gains - MRI             1,190,000        -           -       1,190,000
Change in valuation allowance  (2,072,000)    480,000        -            -
Other                            (203,000)   (166,000)    314,000     (404,000)
                              -----------   ---------   ---------   ----------
                              $  (711,000)  $    -      $    -      $     -
                              -----------   ---------   ---------   ----------
                              -----------   ---------   ---------   ----------


NOTE 11 - ECONOMIC DEPENDENCY

The Company is economically dependent on major customers for annual sales. Such customers comprised the following percentages of revenues:

                            SEPTEMBER 30,           DECEMBER 31,
                          -----------------    ----------------------
                          1995        1994        1995        1994
                          -----       -----    ----------  ----------
                                               (UNAUDITED) (UNAUDITED)
Customer A                37.9%       29.9%       35.0%       30.0%

Customer B                16.2%       19.7%       15.0%       18.0%

Customer C                10.8%       18.7%       11.0%       16.0%

NOTE 12 - NOTES PAYABLE

Notes payable outstanding at September 30, 1995 and 1994 consisted of:

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                     ------------------ ------------
                                                      1995       1994      1995
                                                     -------   --------   -------
                                                                        (UNAUDITED)
Notes to entity, interest at prime (7.75% at
September 30, 1994), for which the Company
is not accruing interest (approximately $160,000
at September 30, 1995).  The Company has received
no requests for payment since December 1989
and has recorded an allowance against the note
payable balance and recognized a $300,000 gain
on extinguishment of debt (see Note 18).             $   -     $300,000   $  -

Note to individuals, interest at 18%, with
principal due various dates through January
1994 with certain notes cosigned by an officer
and director of the Company, unsecured.               43,000     65,000    29,000

Note to an engineering firm, interest at 12%.
The note was discharged in 1995 pursuant to
a negotiated settlement (see Note 18).                  -        46,000      -

Note to an individual, interest at prime plus 1%
(9.5% at September 30, 1994) with principal and
all unpaid accrued interest due in January 1993.
Unsecured.  The note was paid in 1995.                  -        50,000      -

Note to a law firm, interest at 10% to 12%,           18,000     30,000    18,000
principal and interest paid March 1996.              -------   --------   -------
                                                     $61,000   $491,000   $47,000
                                                     -------   --------   -------
                                                     -------   --------   -------

NOTE 13 - NOTES PAYABLE - RELATED PARTIES

During the year ended September 30, 1993, First Dominion Holdings, Inc. (FD), a corporation wholly-owned by the Company's chief executive officer/majority stockholder, advanced the Company $676,000 for working capital purposes. The advance was non-interest bearing and due on demand. During the year ended September 30, 1994, there were advances and repayments on the note and $887,000 of the balance was converted to 591,333 shares of Series B preferred stock (see
Note 17). At September 30, 1994 the balance on the note was $8,000. During 1995 the note was paid.

The remaining balance of related parties notes payable consists of an original obligation of $1,865,000 related to the Anglo inventory acquisition and $450,000 of bridge loans. In December 1995 and January 1996, the Company borrowed $1,575,000 of bridge financing represented by the notes payable - related parties with interest at 10% per annum. Proceeds from the loans were used to finance the Anglo acquisition and general corporate expenses. In January 1996, principal of $1,125,000 and accrued interest of $13,000 were converted into 323,523 shares of Common Stock. In connection with the bridge financing, the lenders were issued warrants to purchase a total of 359,250 shares of Common Stock at $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the underlying Common Stock. Principal and interest related to the bridge loans, which were not converted into Common Stock, are due in December, 1996 and
January, 1997.   If the Company defaults on repayment of the loans, the notes are convertible to Common Stock at a conversion price of the lesser of $2.00 or 50% of the average closing price for the last 30 days after the default. First Equity Capital Securities, Inc. received a finders fee of $79,000 in connection with the bridge loans.

NOTE 14 - LONG-TERM DEBT


                                                               SEPTEMBER 30,
                                                       -----------------------------     DECEMBER 31,
                                                           1995             1994             1995
                                                       ------------     ------------     ------------
                                                                                          (UNAUDITED)
Notes payable to former owners of NRC,
interest at varying amounts with monthly
payments of $38,732; due through February
2003; collateralized by the assets of the
Company. Notes were paid as part of the
restructure of NRI (see Note 2).                       $       -        $  2,429,000     $     -

Notes payable to financial institution; principal
and interest at the prime rate plus 2%,
respectively; due on demand; if no demand is
made, then in monthly payments of $12,190
through 1997; collateralized by equipment.                  122,000          252,000         98,000

Notes payable to financing company; principal
and interest at 7.5%; due October 1997;
monthly payments of $2,418; collateralized by
equipment.                                                   54,000           81,000         50,000

Note to a group of investors; at 5%; principal
and interest due December 31, 1995; unsecured.              125,000          125,000        125,000

Other obligations, principally payable in monthly
installments including interest at 9.5% to 18%,
collateralized by various equipment.                         58,000           17,000         73,000
                                                       ------------     ------------     ----------
                                                            359,000        2,904,000        346,000
Less current portion                                        227,000        2,502,000        216,000
                                                       ------------     ------------     ----------

     Long-Term Debt                                    $    132,000     $    402,000     $  130,000
                                                       ------------     ------------     ----------
                                                       ------------     ------------     ----------

Maturities of long-term debt are as follows for the periods ending:

                                             SEPTEMBER 30,    DECEMBER 31,
                                                 1995            1995
                                             -------------    ------------
                                                              (UNAUDITED)
  1996                                       $   227,000      $  216,000
  1997                                            88,000          88,000
  1998                                            25,000          17,000
  1999                                            12,000          16,000
  2000                                             7,000           9,000
  Thereafter                                        -               -
                                             -----------      ----------

                                             $   359,000      $  346,000
                                             -----------      ----------
                                             -----------      ----------


NOTE 15 - LONG-TERM DEBT - RELATED PARTY

                                                          SEPTEMBER 30,
                                                     ----------------------      DECEMBER 31,
                                                         1995        1994             1995
                                                     ------------  --------      ------------
                                                                                 (UNAUDITED)
$2,000,000 note payable to NRC with 22
monthly payments of principal and interest at
10%; due January 1997; monthly payments
of $30,000 and one balloon payment in
January 1997 of $1,671,000; collateralized
by stock, property and equipment.                    $  1,902,000  $      -      $  1,872,000

$446,000 note payable to Anglo Metal, Inc.;
monthly payments of principal and interest at
8% of $9,000; due December 2000;
collateralized by real property and buildings.               -            -           446,000

$750,000 note payable to officer of Anglo
Metal, Inc.; monthly payments of principal and
interest at 9% of $70,000; due December 2001.                -            -           750,000

                                                    SEPTEMBER 30,
                                              -------------------------    DECEMBER 31,
                                                  1995         1994            1995
                                              ------------   ----------    ------------
                                                                            (UNAUDITED)
Other notes due to related parties with
 interest at 8.5% to 12%.                          295,000       125,000        290,000
                                             -------------   -----------   ------------
                                                 2,197,000       125,000      3,358,000
Less current portion                               218,000         8,000        441,000
                                             -------------   -----------   ------------

Long-Term Debt, Related Party                $   1,979,000   $   117,000   $  2,917,000
                                             -------------   -----------   ------------
                                             -------------   -----------   ------------


Maturities of long-term debt-related parties are as follows for the periods ending:

                                                             SEPTEMBER 30,   DECEMBER 31,
                                                             ------------    ------------
                                                                 1995           1995
                                                             ------------    ------------
                                                                             (UNAUDITED)
  1996                                                       $   218,000     $    318,000
  1997                                                         1,979,000        2,010,000
  1998                                                              -             109,000
  1999                                                              -             154,000
  2000                                                              -             273,000
  2001                                                              -             494,000
  2002                                                              -                -
                                                             -----------     ------------

                                                             $ 2,197,000     $  3,358,000
                                                             -----------     ------------
                                                             -----------     ------------

Under the terms of the $2,000,000 note payable to NRC the Company is required 1) to maintain adequate insurance coverage for its facilities, equipment and operations; 2) to maintain certain financial ratios; 3) to conduct the business of NRI substantially as conducted in December 1994; and 4) to obtain prior approval of NRC prior to incurring additional debt in excess of predetermined amounts.

NOTE 16 - RELATED PARTY TRANSACTIONS

In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

During 1993, a former subsidiary of the Company incurred legal fees of $60,000 to an attorney who is a stockholder of the Company.

During 1995 and 1994, the Company purchased raw materials from related entities in the amounts of $1,713,000 and $594,000, respectively. The purchase price of the raw materials approximates the cost paid to other large bulk suppliers to the Company.

NOTE 17 - STOCKHOLDERS' EQUITY

NON-QUALIFIED STOCK OPTIONS AND WARRANTS

The Company has outstanding options and warrants to acquire an aggregate of 5,658,946 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.90 to $7.50 per share.

STOCK OPTIONS

During 1992, the Company's Board of Directors adopted an incentive stock option plan and a non-qualified stock option plan, which were both subsequently approved by the stockholders. The stock option plans provide for 200,000 and 50,000 shares, respectively, to be reserved. Options under the non-qualified stock option plan may be issued at such prices and at such terms as determined by the Board of Directors. Currently, 32,000 options have been issued under the incentive stock option plan and are exercisable at $2.50 to $6.25 per share.

1995 STOCK OPTION PLAN

The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan. Concurrently with the adoption of the 1995 Plan by the Board of Directors on December 27, 1995, options to acquire 750,000 shares of Common Stock at an exercise price of $2.87 per share were granted to certain officers of the Company. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan terminates on December 27, 2006. Options granted under the 1995 Plan must have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant, and their term may not exceed ten years.

DIRECTOR STOCK OPTION PLAN

The Director Plan provides for the grant of stock options to existing and future
Independent Directors of the Company.   Three individuals who were serving as
Independent Directors on December 27, 1995, each received an initial grant of 5,000 options (for a total of 15,000 options granted) under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on December 27, 2006. Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant.

COMMON STOCK

On June 1, 1993, the Company's Board of Directors adopted a Consulting and Services Compensation Plan (Plan). The Plan provides for 60,000 shares of Common Stock to be reserved which were contained in a registration statement filed during June 1993. Under the terms of the Plan, stock options may be granted in lieu of Common Stock under such terms as determined by the Company's Board of Directors. At September 30, 1994 and 1993, 39,600 and 20,000 shares of registered Common Stock were issued under the plan for $242,000 and $149,000 for professional services, respectively.

On January 1, 1994, the Company's Board of Directors adopted a Consulting Agreement (Agreement). The Agreement provides for 150,000 shares of Common Stock to be issued for cash and/or services which were contained in a registration statement filed during June of 1994. During 1994, 30,000 shares of registered Common Stock were issued for $56,250 in professional services provided under the Agreement.

During 1994, $1,351,000 of liabilities were converted to 548,376 shares of Common Stock.

PREFERRED STOCK CONVERSION
On November 9, 1995, 300,000 shares of Series B preferred stock were converted into 12,000 shares of Common Stock.

During 1993, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $120,000 to additional paid-in capital. During 1994, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $246,000 to an equity security payable in the future at a price per share to be determined at the time of issuance. During 1995, the equity security was converted as partial compensation for the "W" Right.

PRIVATE PLACEMENT OFFERING DATED FEBRUARY 1, 1995 (FEBRUARY 1995 PRIVATE PLACEMENT)

As of April 17, 1995, the closing date of the February Private Placement, the Company received $1,984,000 (net of offering costs of approximately $218,000) from the sale of 1,946,400 shares of Common Stock and warrants (Series G Warrants) to acquire up to 1,236,878 shares of Common Stock, including $450,000 in bridge loans (including accrued interest) that were converted into units offered under the February Private Placement.

The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days prior written notice to the warrant holders.

In connection with the offering, the Company issued to the placement agent 139,828 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 139,828 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

PRIVATE PLACEMENT OFFERING DATED MAY 24, 1995 (MAY 1995 PRIVATE PLACEMENT)

As of July 31, 1995, the closing date of the May Private Placement, the Company received $1,248,000 (net of offering costs of approximately $372,000) from the sale of 1,800,000 shares of Common Stock and warrants (Series G Warrants) to acquire up to 900,000 shares of Common Stock. The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days' prior written notice to the warrant holders.

In connection with the offering, the Company issued to the placement agent 73,560 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 73,560 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

The Company has issued 2,136,878 Series G Warrants to date. No warrants have been exercised to date.

PRIVATE PLACEMENT OFFERING DATED JANUARY 31, 1996 (JANUARY 1996 PRIVATE
PLACEMENT)

As of January 31, 1996, the closing date of the January Private Placement, the Company received $2,228,000 (net of offering costs of approximately $633,000) from the sales of 1,040,636 shares of Common Stock and warrants (Series J Warrants) to acquire up to 682,078 shares of Common Stock, in addition $1,138,000 in bridge loans (including accrued interest) were converted into units offered under the January 31, 1996 Private Placement (see Note 13).

The Series J warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J Warrants is not effective.

In connection with the offering, the Company issued to the placement agent 65,445 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 65,445 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

PREFERRED STOCK

Series A - The Company issued 13,000 shares, as restructured, of Series A preferred stock in connection with the acquisition of NRI. Series A preferred stock is without par value, is non-voting and has no liquidation preferences with respect to any other class or series of the Company's common or preferred stock. In addition, the holders of Series A preferred stock shall be entitled to dividends on the same basis as holders of the Company's Common Stock. They are convertible into Common Stock at a price per share on the date the Company files a registration statement so that conversion of the 13,000 shares will equal $1,040,000 (see Note 2[A]).

SERIES B - On March 31, 1994, the Company owed FD $887,000. On that date the Company issued 591,333 shares of Series B preferred stock, no par value, in exchange for that debt at $1.50 per share. The shares have voting rights under limited conditions, are redeemable at $1.50 per share at the option of the Company, and are convertible into Common Stock at one share of Common Stock for each five shares of preferred stock.

On January 25, 1995, the Company exchanged 291,333 shares of Series B preferred stock as partial consideration for the "W" right and on November 9, 1995, the remaining 300,000 shares were converted into 12,000 shares of Common Stock.

W RIGHT

On January 25, 1995, the Company conditionally granted to the chief executive officer/majority stockholder the right ("W" Right) to acquire shares of Common Stock valued at $1,187,500 in exchange for: 1) the purchase of MSW technology owned by FD and the chief executive officer/majority stockholder; 2) 291,333 Series B preferred shares owned by FD; and 3) the forgiveness of $1,187,500 of accrued salary, royalties and other amounts due to the chief executive officer/majority stockholder of which $246,000 was recorded as accrued salary payable in equity security as of September 30, 1994. On August 8, 1995, the officer/majority stockholder exercised that "W" Right and was issued 1,319,445 shares of Common Stock.

NOTE 18 - EXTRAORDINARY ITEMS

The Company owed $510,000 for professional services to a law firm. The Company extinguished $475,000 of the debt in 1993 for $5,000 cash and a $30,000 promissory note. During 1993, the extinguishment of $475,000 has been recorded as an extraordinary gain.

During 1994, the Company extinguished $347,000 of debt for $17,000 cash and $112,000 in notes payable thereby recognizing an extraordinary gain of $218,000.

During 1995, the Company extinguished $896,000 of debt for $90,000 cash thereby recognizing an extraordinary gain of $806,000.

NOTE 19 - COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL LIABILITIES

In connection with the recycling and processing of ferrous and non-ferrous metals, the Company may come in contact with "hazardous materials" as that term is defined under various environmental laws. Although the Company screens for "hazardous materials" in its raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. At this time the Company believes that it is in substantial compliance with all applicable environmental laws. Due to the nature of the Company's operations, changes in the environmental laws or inadvertent improper disposal of a hazardous material may result in a violation of such laws subjecting the Company to fines and responsibility for costs attributable to remediation.

LONG-TERM DEBT

In conjunction with the acquisition of MRI, previously discussed in Note 2[B], the Company executed a promissory note on February 28, 1995 in the amount of $1,200,000 payable to MRI, bearing interest at 8%, due February 28, 1998. Accrued interest is payable on March 31, 1995, and on June 30, September 30, December 31, and March 31 of each calendar year thereafter through maturity.

Under the terms of the note payable, the Company was required to transfer $1,150,000 of the proceeds from the note payable to NRI and is prohibited from obtaining any repayment from NRI until the ACI Option expires unexercised. If the ACI Option is exercised, the note payable will no longer be due to MRI.

INSURANCE

The Company partially self insures for casualty losses on property, plant and equipment at its NRI subsidiary.

NOTE 20 - LEASES

OPERATING LEASES

On June 8, 1995, the Company entered into an operating lease agreement for office space. The term of the lease is through June 2000, with monthly rent expense beginning at $1,800 and increasing to $3,900 per month.

During December 1995, the Company entered into lease agreements for yard facilities. The agreement with Anglo requires payments of $2,500 per month through December 2005 (see Note 2[C]) and the other agreement requires annual rent of $16,000 payable quarterly through December 2000.

Future minimum lease payments are as follows for the periods ending:

                                         SEPTEMBER 30,   DECEMBER 31,
                                              1995           1995
                                         -------------   ------------
                                                          (UNAUDITED)
   1996                                     $ 44,000       $ 74,000
   1997                                       45,000         75,000
   1998                                       45,000         75,000
   1999                                       46,000         76,000
   2000                                       35,000         65,000
   Thereafter                                      -        150,000
                                            --------       --------
                                            $215,000       $515,000
                                            --------       --------
                                            --------       --------

Rent expense for the years ended September 30, 1995, 1994 and 1993 was approximately $47,000, $48,000 and $48,000, respectively.

CAPITAL LEASES

NRI leases certain equipment under a capital lease obligation through November 1997. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at an interest rate of 10.5%.

The Company leases the equipment acquired from Anglo under a capital lease obligation (see Note 2[C]). In connection with the lease agreement, the Company issued a warrant to the leasing company to acquire 53,600 shares of the Company's Common Stock at $5.00 per share exercisable over a period of three years from the date of issuance. At March 31, 1996, the Company was in violation with certain covenants under the capital lease obligation. The lessor has granted the Company a waiver of lease covenant violations through April 1, 1997 and the Company anticipates negotiating with the lessor to amend the lease agreement to revise the provisions for which the Company is not in compliance.

The capitalized cost, accumulated depreciation, and depreciation expense relating to this equipment was as follows for the periods ended:


                                         SEPTEMBER 30,   DECEMBER 31,
                                              1995           1995
                                         -------------   ------------
                                                         (UNAUDITED)
Capitalized cost                            $118,000     $1,918,000
Accumulated depreciation                      (6,000)       (21,000)
                                            --------     ----------
                                            $112,000     $1,897,000
                                            --------     ----------
                                            --------     ----------
Depreciation expense                        $  6,000     $    9,000
                                            --------     ----------
                                            --------     ----------

The future minimum lease payments under the capital lease and net present value of future minimum lease payments are as follows for the periods ending:

                                                  SEPTEMBER 30,   DECEMBER 31,
                                                      1996           1995
                                                  -----------     ------------
                                                                   (UNAUDITED)
  1996                                            $    44,000     $    483,000
  1997                                                 41,000          527,000
  1998                                                  6,000          492,000
  1999                                                   -             486,000
  2000                                                   -             486,000
                                                  -----------     ------------

  Total future minimum payments                        91,000        2,474,000
  Amount representing interest                        (13,000)        (657,000)
                                                  -----------     ------------

  Present value of future minimum lease payments       78,000        1,817,000
  Less current portion                                (37,000)        (324,000)
                                                  -----------     ------------

                                                  $    41,000     $  1,493,000
                                                  -----------     ------------
                                                  -----------     ------------

NOTE 21 - SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR
                  NONCASH INVESTING AND FINANCING ACTIVITIES


                                   FOR THE YEAR ENDED             THREE MONTHS ENDED
                                      SEPTEMBER 30,                  DECEMBER 31,
                               ---------------------------     --------------------------
                                   1995          1994              1995         1994
                               -----------   -------------     -----------   ------------
                                                               (UNAUDITED)   (UNAUDITED)
Cash paid for interest         $   407,000   $        -        $    96,000   $    79,000
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------
Stock issued for conversion
  of bridge financing          $   150,000   $        -        $      -      $   150,000
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------
Acquisition of subsidiaries
  for stock                    $      -      $   6,725,000     $   925,000   $ 1,200,000
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Purchase of equipment for
  notes payable                $    56,000   $       5,000     $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Sale of 25% interest in
  subsidiary for note
  receivable                   $      -      $     900,000     $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Reversal of deferred gain
  on sale of subsidiary        $   751,000   $        -        $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Common stock issued for
  relief of debt               $      -      $   1,351,000     $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Preferred stock issued for
  extinguishment
  of debt                      $      -      $     887,000     $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Conversion of accrued
  salary to equity             $      -      $     246,000     $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Restructure of preferred
  stock to debt                $ 2,300,000   $        -        $      -      $ 2,300,000
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Issuance of common
  stock to chief executive
  officer                      $   437,000   $        -        $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Acquisition of equipment
  under capital lease          $   113,000   $        -        $      -      $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Contract to acquire land
  and building acquired
  for note payable             $      -      $        -        $   446,000   $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Acquisition of Anglo
  inventory for note
  payable                      $      -      $        -        $ 1,865,000   $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Capital lease obligation
  incurred to finance
  Anglo acquisition            $      -      $        -        $ 1,800,000   $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

Intangible acquired for a
  note payable                 $      -      $        -        $   750,000   $      -
                               -----------   -------------     -----------   -----------
                               -----------   -------------     -----------   -----------

NOTE 22 - SUBSEQUENT EVENTS

PRIVATE PLACEMENT

On April 8, 1996 the Company completed a private placement. The Company received $228,000 (net of offering costs of $20,000) from the sale of 90,000 shares of Common Stock and warrants (Series J Warrants) to acquire up to 45,000 shares of Common Stock at $7.50 per share. The Series J Warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J Warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J warrants is not effective.

In connection with the offering, the Company issued to the placement agent 4,500 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three year period commencing one year from the date of issuance, at an exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 4,500 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three year period commencing one year from the date of issuance and are not redeemable by the Company.

ACQUISITION OF MID-AMERICA

On April 15, 1996, the Company acquired substantially all of the assets (excluding cash and accounts receivable) of Mid-America Shredding, Inc. The assets acquired consist of real property, buildings, a heavy duty automotive shredder mill, a wire chopping plant and heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals. The purchase price totaled $1,925,000, settled through the assumption of outstanding bank debt of $1,210,000, $660,000 cash paid at closing and a $55,000 note, payable over eight months. The purchase price is allocated as follows:

     Inventories                                 $     55,000
     Land                                             310,000
     Buildings and improvements                       560,000
     Machinery and equipment                        1,000,000
                                                 ------------

          Total                                  $  1,925,000
                                                 ------------
                                                 ------------

AGREEMENT TO ACQUIRE WEISSMAN

In April 1996, the Company reached agreement for the purchase of the stock of Weissman Iron and Metal for cash of $12,400,000, subject to adjustment at closing. Weissman operates in the business of recycling ferrous and non-ferrous metals in and around Waterloo, Iowa. The purchase price is anticipated to be funded through a combination of a public offering of the Company's securities and bank debt.


PROPOSED FINANCING AGREEMENT

In April 1996, the Company entered into a letter of intent for a $10,000,00 to $11,000,000 financing agreement. Advances would be subject to certain asset eligibility computations and interest would be at the Bank of America Reference Rate plus 2% except for the over advance facility which would be plus 3%. The agreement would be collateralized by a first security interest on all of the Company's assets. Closing of the financing agreement is conditional upon completion of the lender due diligence including, among other things, appraisals, documentations and certain financial requirements.


PROPOSED PUBLIC OFFERING

On March 27, 1996, the Company entered into a letter of intent with an underwriter to sell 4,400,000 shares of the Company's Common Stock in a public offering. Upon a registration statement being declared effective, the 4,400,000 shares would be sold along with 492,448 shares which would also be sold by certain security holders.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON THE SUPPLEMENTAL SCHEDULES







TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO


Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements, taken as whole. The schedule to the consolidated financial statements referred to in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements. Such information for the year ended
September 30, 1995 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements. In our opinion, such information for the year ended September 30, 1995 is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.




                                       BDO SEIDMAN, LLP


DENVER, COLORADO
MAY 17, 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON THE SUPPLEMENTAL SCHEDULES






TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
RECYCLING INDUSTRIES, INC.
DENVER, COLORADO



Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements, taken as whole. The schedule to the consolidated financial statements referred to in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements. Such information for the year ended
September 30, 1994 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements. In our opinion, such information for the year ended September 30, 1994 is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.




                                       AJ.  ROBBINS, PC.
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                       AND CONSULTANTS


DENVER, COLORADO
NOVEMBER 3, 1995

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 BALANCE SHEETS
                           SEPTEMBER 30, 1995 AND 1994




                                     ASSETS

                                                   1995            1994
                                               ------------    ------------
CURRENT ASSETS:
  Cash                                         $    126,000    $     77,000
  Prepaid expenses                                    8,000          28,000
  Accounts receivable-related party                 219,000            -
                                               ------------    ------------

     Total Current Assets                           353,000         105,000

Investment in subsidiaries                        5,012,000       3,612,000
Advances to NRI                                   1,532,000            -
Property, plant and equipment,
  net of accumulated depreciation
  of $11,000 and $72,000                             11,000          18,000
Note receivable, related party                         -            859,000
Engineering plans, net of accumulated
  amortization of $1,107,000 and $890,000           188,000         405,000
Deferred tax asset                                  800,000
Investment, at cost                                 277,000            -
Acquisition costs                                    61,000         164,000
Goodwill, net of accumulated amortization of
  $29,000 and $7,000                                188,000         168,000
Other assets                                         30,000          25,000
                                               ------------    ------------

     Total Assets                              $  8,452,000    $  5,356,000
                                               ------------    ------------
                                               ------------    ------------




THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                       FINANCIAL INFORMATION OF REGISTRANT

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                           BALANCE SHEETS (CONTINUED)
                           SEPTEMBER 30, 1995 AND 1994




                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              1995            1994
                                                         -------------    -------------
CURRENT LIABILITIES:
  Notes payable                                          $      61,000    $     380,000
  Note payable, related party                                     -               8,000
  Trade accounts payable                                       260,000          551,000
  Professional services payable                                   -             255,000
  Accrued expenses                                              64,000          513,000
  Income taxes payable                                          86,000             -
  Current portion of long term debt                            125,000             -
  Current portion of long term debt, related party             182,000             -
                                                         -------------    -------------

     Total Current Liabilities                                 778,000        1,707,000

DEFERRED GAIN                                                     -             751,000

LONG-TERM DEBT:
  Long-term debt, net of current portion                          -             125,000
  Long-term debt, related party, net of current portion      2,920,000             -
                                                         -------------    -------------

     Total Liabilities                                       3,698,000        2,583,000
                                                         -------------    -------------

Preferred stock                                              1,762,000        4,499,000
Common stock                                                     8,000            3,000
Additional paid-in capital                                  13,120,000        8,269,000
Accrued salary payable in equity security                         -             246,000
Accumulated (deficit)                                      (10,136,000)     (10,044,000)
                                                         -------------    -------------

     Total Stockholders' Equity                              4,754,000        2,973,000
                                                         -------------    -------------

                                                         $   8,452,000    $   5,556,000
                                                         -------------    -------------
                                                         -------------    -------------



THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                       FINANCIAL INFORMATION OF REGISTRANT

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994




                                                   1995         1994
                                             ------------   ------------
REVENUES:
  Sales                                      $     37,000   $       -
  Interest income                                  35,000         19,000
                                             ------------   ------------
                                                   72,000         19,000
                                             ------------   ------------

COSTS AND EXPENSES:
  Cost of sales                                    29,000           -
  Personnel                                       312,000        204,000
  Professional services                           485,000        604,000
  Travel                                           27,000         60,000
  Occupancy                                        51,000         47,000
  Other general and administrative                140,000         40,000
  Depreciation and amortization                   251,000        229,000
  Bad debt expense                                123,000           -
  Interest                                        196,000         34,000
                                             ------------   ------------
                                                1,614,000      1,218,000
                                             ------------   ------------

(LOSS) BEFORE EXTRAORDINARY GAIN               (1,542,000)    (1,199,000)

EXTRAORDINARY GAIN FROM SETTLEMENT OF DEBTS       739,000        218,000
                                             ------------   ------------
(LOSS) BEFORE INCOME TAXES                       (803,000)      (981,000)

(BENEFIT) FROM INCOME TAXES                      (711,000)          -
                                             ------------   ------------
NET (LOSS)                                   $    (92,000)  $   (981,000)
                                             ------------   ------------
                                             ------------   ------------




THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                       FINANCIAL INFORMATION OF REGISTRANT

                           RECYCLING INDUSTRIES, INC.
           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                        =================================

                                                       1995          1994
                                                    -----------    ---------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net (loss)                                        $   (92,000)   $(981,000)
  Adjustments to reconcile net loss to net cash:
     Depreciation and amortization                      246,000      230,000
     Extraordinary gain from extinguishment of debt    (806,000)    (218,000)
     Deferred income taxes                             (800,000)           -
     Write-off acquisition costs                              -       15,000
     Bad debt expense                                   123,000            -
     Issuance of stock for services                      25,000      244,000
     Changes in assets and liabilities:
        Accounts receivable-related parties                   -      (40,000)
        Prepaid expenses                                 20,000            -
        Advances to subsidiaries                       (632,000)           -
        Other assets                                     (5,000)           -
        Accounts payable                               (316,000)     479,000
        Accrued liabilities                            (103,000)     (27,000)
        Income taxes payable                             86,000            -
                                                    -----------    ---------
           Net Cash (Used) in Operating Activities   (2,254,000)    (298,000)
                                                    -----------    ---------
CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Collections on note receivable                              -       41,000
  Additions to acquisition costs and goodwill          (103,000)    (263,000)
  Acquisition of Loef                                  (113,000)           -
  Advances to related parties                          (234,000)           -
                                                    -----------    ---------

           Net Cash (Used) in Investing Activities     (450,000)    (222,000)
                                                    -----------    ---------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Proceeds from borrowings                              150,000      323,000
  Proceeds from borrowings-related parties                    -      356,000
  Principal payments on borrowings-related parties     (106,000)    (137,000)
  Proceeds from issuance of common stock              2,798,000       55,000
  Principal payments on borrowings                      (89,000)           -
                                                    -----------    ---------
           Net Cash Provided by Financing Activities  2,753,000      597,000
                                                    -----------    ---------

Increase in Cash                                         49,000       77,000

CASH, beginning of period                                77,000            -
                                                    -----------    ---------
CASH, end of period                                 $   126,000    $  77,000
                                                    -----------    ---------
                                                    -----------    ---------


THE "NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF RECYCLING INDUSTRIES, INC.
         AND SUBSIDIARIES" ARE AN INTEGRAL PART OF THESE STATEMENTS

                      SEE ACCOMPANYING NOTES TO CONDENSED
                       FINANCIAL INFORMATION OF REGISTRANT

                           RECYCLING INDUSTRIES, INC.
                                   SCHEDULE I
             NOTES TO CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                        =================================

NOTE 1 - BASIS OF PRESENTATION

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Condensed Financial Statements of the Registrant do not include all of the information and notes normally included with financial statements prepared in accordance with generally accepted accounting principles. It is, therefore, suggested that these Condensed Financial Statements be read in conjunction with the Consolidated Financial Statements and Notes thereto included in the Registrant's Annual Report as referenced in Form 10-K. Part II, Item 8.

NOTE 2 - LONG-TERM DEBT

The components of long-term debt are as follows at September 30, 1995 and 1994:

  5% note due December 1, 1995          $  125,000
                                        ----------
                                        ----------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO THE BOARD OF DIRECTORS
ANGLO METAL, INC.
HARLINGEN, TEXAS


We have audited the accompanying balance sheets of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.





                                   AJ.  ROBBINS, PC.
                                   CERTIFIED PUBLIC ACCOUNTANTS
                                   AND CONSULTANTS


DENVER, COLORADO
MARCH 22, 1996

                                ANGLO METAL, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                        =================================

                                     ASSETS


                                                   1995        1994
                                                ----------   ----------
CURRENT ASSETS:
  Cash                                          $        -   $  146,000
  Trade accounts receivable, pledged               641,000      660,000
  Other receivables, related parties                70,000       75,000
  Inventories                                    1,437,000    1,041,000
  Prepaid expenses                                  56,000       52,000
                                                ----------   ----------
          Total Current Assets                   2,204,000    1,974,000

PROPERTY, PLANT  AND EQUIPMENT, net of
 accumulated depreciation and amortization
 of $703,000 and $614,000                        1,300,000    1,332,000
                                                ----------   ----------

OTHER ASSETS:
  Cash surrender value life insurance              116,000      111,000
  Other                                             16,000            -
                                                ----------   ----------
          Total Other Assets                       132,000      111,000
                                                ----------   ----------
                                                $3,636,000   $3,417,000
                                                ----------   ----------
                                                ----------   ----------


               SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                ANGLO METAL, INC.
                           BALANCE SHEETS (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

                        =================================

                       LIABILITIES AND STOCKHOLDERS' EQUITY


                                                   1995        1994
                                                ----------   ----------
CURRENT LIABILITIES:
  Bank overdraft                                $  218,000   $        -
  Trade accounts payable                           373,000      638,000
  Line of credit, bank                                   -      839,000
  Accrued liabilities                               34,000       53,000
  Income taxes payable                             140,000            -
  Environmental cleanup liabilities              1,194,000    1,194,000
  Due to Recycling Industries, Inc.              1,588,000            -
  Current portion of long-term debt                      -        8,000
  Current portion of capital lease                       -       64,000
                                                ----------   ----------
          Total Current Liabilities              3,547,000    2,796,000

LONG-TERM DEBT:
  Long-term debt, less current portion                   -      226,000
  Capital lease, less current portion                    -       46,000
                                                ----------   ----------
          Total Long-Term Debt                           -      272,000
                                                ----------   ----------
          Total Liabilities                      3,547,000    3,068,000
                                                ----------   ----------

COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 1,000,000
   shares authorized; 50,000 shares issued
   and outstanding                                  50,000       50,000
  Retained earnings                                 39,000      299,000
                                                ----------   ----------
                                                    89,000      349,000
                                                ----------   ----------
          Total Stockholders' Equity            $3,636,000   $3,417,000
                                                ----------   ----------
                                                ----------   ----------


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                ANGLO METAL, INC.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
             ======================================================


                                         1995            1994           1993
                                     -----------     -----------    -----------
REVENUES:
  Sales                              $15,116,000     $12,128,000    $10,189,000
  Brokerage                              216,000         700,000        352,000
  Other                                    7,000          38,000         20,000
                                     -----------     -----------    -----------

    Total Revenues                    15,339,000      12,866,000     10,561,000
                                     -----------     -----------    -----------

COST OF SALES AND EXPENSES:
  Cost of sales                       13,739,000      11,398,000      9,698,000
  Cost of brokerage                      181,000         600,000        324,000
  Environmental cleanup costs                -               -          729,000
  Personnel                              414,000         346,000        422,000
  Professional services                   66,000          32,000         31,000
  Depreciation and amortization           11,000          11,000         10,000
  Interest                               133,000         102,000         56,000
  Other general and administrative       336,000         205,000        156,000
                                     -----------     -----------    -----------
    Total Cost of Sales
     and Expenses                     14,880,000      12,694,000     11,426,000
                                     -----------     -----------    -----------

INCOME (LOSS) BEFORE
  INCOME TAXES                           459,000         172,000       (865,000)

PROVISION FOR INCOME TAXES               140,000             -              -

NET INCOME (LOSS)                    $   319,000     $   172,000    $  (865,000)
                                     -----------     -----------    -----------
                                     -----------     -----------    -----------


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                ANGLO METAL, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
             ======================================================

                                   COMMON STOCK
                                ------------------     RETAINED
                                 SHARES    AMOUNT      EARNINGS        TOTAL
                                -------   ---------    ----------    ----------
Balance, December 31, 1992       50,000   $  50,000    $1,290,000    $1,340,000
                                 ------   ---------    ----------    ----------
Net (loss)                                               (865,000)     (865,000)
Dividends paid                                            (97,000)      (97,000)
                                 ------   ---------    ----------    ----------
Balance, December 31, 1993       50,000      50,000       328,000       378,000
                                 ------   ---------    ----------    ----------
Net income                                                172,000       172,000
Dividends paid                                           (201,000)     (201,000)
                                 ------   ---------    ----------    ----------
Balance, December 31, 1994       50,000      50,000       299,000       349,000
                                 ------   ---------    ----------    ----------
Net income                                                319,000       319,000
Dividends paid                                           (579,000)     (579,000)
                                 ------   ---------    ----------    ----------
Balance, December 31, 1995       50,000   $  50,000    $   39,000    $   89,000
                                 ------   ---------    ----------    ----------
                                 ------   ---------    ----------    ----------







                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                ANGLO METAL, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
             ======================================================

                                                      1995          1994         1993
                                                   ---------     ---------    ---------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net income (loss)                                $ 319,000    $  172,000    $(865,000)
  Adjustments to reconcile net income to net
    cash provided (used) by operating activities:
     Depreciation and amortization                   105,000       113,000      100,000
     Changes in:
       Trade accounts receivable                      19,000      (335,000)     224,000
       Other receivables, related parties              5,000         5,000      (24,000)
       Inventories                                  (396,000)     (135,000)      92,000
       Prepaid expenses                               (4,000)      (24,000)      38,000
       Bank overdraft                                218,000           -         (6,000)
       Trade accounts payable                       (265,000)       73,000      (67,000)
       Accrued liabilities                             7,000       (32,000)    (111,000)
       Income taxes payable                          140,000           -            -
       Environmental cleanup liabilities                 -             -        729,000
                                                   ---------    ----------    ---------

          Net Cash Provided (Used) by
            Operating Activities                     148,000      (163,000)     110,000
                                                   ---------    ----------    ---------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Purchase of property and equipment                 (56,000)     (162,000)    (168,000)
  Proceeds from sale of equipment                        -           2,000          -

  Increase in deposits                               (16,000)          -            -
  Increase in cash surrender value
     life insurance                                   (5,000)       (8,000)     (41,000)
                                                   ---------    ----------    ---------

          Net Cash (Used) by
          Investing Activities                       (77,000)     (168,000)    (209,000)
                                                   ---------    ----------    ---------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Issuance of long-term debt                         247,000           -            -
  Payments on long-term debt                         (36,000)       (8,000)      (3,000)
  Advances on line of credit                         250,000     1,452,000      637,000
  Repayment on line of credit                        (49,000)     (867,000)    (712,000)
  Payments on capital lease obligation               (50,000)      (58,000)     (40,000)
  Dividends paid                                    (579,000)     (201,000)     330,000
                                                   ---------    ----------    ---------

          Net Cash Provided (Used) by
           Financing Activities                     (217,000)      318,000      212,000
                                                   ---------    ----------    ---------

NET INCREASE (DECREASE) IN CASH                     (146,000)      (13,000)     113,000

CASH, beginning of year                              146,000       159,000       46,000
                                                   ---------    ----------    ---------

CASH, end of year                                  $     -      $  146,000    $ 159,000
                                                   ---------    ----------    ---------
                                                   ---------    ----------    ---------

CASH PAID FOR INTEREST                             $  48,000    $  102,000    $  56,000
                                                   ---------    ----------    ---------
                                                   ---------    ----------    ---------

See Note 13




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACTIVITY
Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo) was incorporated in the State of Texas in December 1985. Anglo operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in southern Texas. Anglo operates one of 12 heavy duty automotive shredders located in Texas. Processed scrap is sold to steel mill customers and other metals processors throughout the southern region of the United States and northern Mexico.

SALE OF ANGLO

On December 11, 1995, Anglo sold to Recycling Industries, Inc. (RII) substantially all of the assets and the business of Anglo.

The assets sold consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. Certain real property, buildings and leasehold improvements used in the metals recycling business were also sold.

The sales price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in ten equal monthly installments of $186,500 over ten months beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,000, including interest; and 227,693 shares of RII common stock valued at $925,000.

Of the cash received at the closing of the sale, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of the machinery and equipment sold, accounts receivable and inventory, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of RII.

RII signed a consulting and non-competition agreement with the president of Anglo. The term of the noncompete portion is for a term of six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight line method. The consulting portion is for a term of six months and is payable $5,000 per month.

The real property sold and the common stock given by RII have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

The purchase price has been allocated as follows:

     Equipment under capital lease                     $ 1,800,000
     Contract to acquire land and buildings                 70,000
     Covenant not to compete                             1,000,000
     Inventories                                         1,365,000
     Purchase price in excess of net assets acquired     1,830,000
                                                       -----------

          Total purchase price                           6,065,000
                                                       -----------
                                                       -----------

     Notes payable                                      (3,061,000)
     RII common stock                                     (925,000)
     Cash paid at closing                                2,079,000
     Capital lease obligation                           (1,800,000)
                                                       -----------
          Cash from operating capital                  $   279,000
                                                       -----------
                                                       -----------


CONCENTRATION OF CREDIT RISK
Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, accounts receivable balances for three major customers were $336,476 and $320,335, or 54% and 49%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Anglo does not maintain reserves for potential credit losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994. Customers are located throughout the Southern region of the United States and Mexico.

INVENTORIES
Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $105,000, $113,000 and $100,000 for the years ended December 31, 1995, 1994 and
1993, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

ENVIRONMENTAL EXPENDITURES
Environmental expenditures that relate to current operations are capitalized if costs improve Anglo's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated.

These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Anglo's commitment to a plan of action.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL STATEMENTS
The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

INCOME TAXES
Anglo and its stockholders have elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of its taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Anglo for 1994 and 1993. On January 1, 1995, Anglo terminated its S-corporation election.

Effective January 1, 1995, Anglo adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 and termination of the S-corporation election resulted in recognition of a net deferred tax asset of $250,000. Anglo has not recorded a deferred tax asset at January 1, 1995 or December 31, 1995 since it was more likely than not that the tax assets would not be realized. Therefore, the adoption of FAS 109 and the termination of the S-corporation election did not have a material effect on Anglo's financial statements and there was no cumulative effect of this change in accounting for income taxes at January 1, 1995. There is also no effect on net income for the year ended December 31, 1995.

CASH
For purposes of reporting cash flows, Anglo considers all funds with original maturities of three months or less to be cash equivalents.

NOTE 2 - INVENTORIES

Inventories, pledged, consist of the following at:

                                        DECEMBER 31,
                                ---------------------------
                                     1995           1994
                                ------------   ------------

       Raw materials            $    766,000   $    866,000
       Finished goods                671,000        175,000
                                ------------   ------------
                                $  1,437,000   $  1,041,000
                                ------------   ------------
                                ------------   ------------


Included in inventory are $50,000 and $10,000 of indirect costs at December 31, 1995 and 1994, respectively.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, pledged, consists of the following at:

                                                     DECEMBER 31,
                                             -------------------------
                                                  1995          1994
                                             -----------    -----------
     Land                                    $    10,000    $    10,000
     Building and improvements                   109,000        109,000
     Heavy machinery and equipment             1,762,000      1,482,000
     Transportation equipment                     99,000        115,000
     Asset under capital lease obligation           -           208,000
     Office equipment                             23,000         22,000
                                             -----------    -----------
          Total                                2,003,000      1,946,000

     Less accumulated depreciation
          and amortization                      (703,000)      (614,000)
                                             -----------    -----------
                   Net                       $ 1,300,000    $ 1,332,000
                                             -----------    -----------
                                             -----------    -----------


NOTE 4 - CASH SURRENDER VALUE LIFE INSURANCE

Anglo is the beneficiary of a life insurance policy on the President of Anglo. The face amount of the policy is $1,800,000. Anglo's cash surrender value was $116,000 and $111,000 at December 31, 1995 and 1994, respectively. The policy is collateral for bank debt.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consists primarily of accrued salaries and related expenses at December 31, 1995 and 1994.

NOTE 6 - LINE OF CREDIT

Anglo has a revolving line of credit with a bank for a maximum of $250,000 with interest at prime plus 1% (10% at December 31, 1995) collateralized by equipment, inventory, accounts receivable, officer life insurance policy and stockholder and officer personal guarantees. The balance was zero at December 1995 (see Note 8).

NOTE 7- LONG-TERM DEBT

Long-term debt consists of the following at:


                                                      DECEMBER 31,
                                                 -------------------------
                                                    1995          1994
                                                 -----------   -----------
Note payable to individual with original
principal of $245,000 and interest at 10%
per annum; monthly principal and interest
payments of $2,600; collateralized by a
$1,800,000 key man life insurance policy;
paid December 1995 (see Note 8).                 $     -       $   222,000
                                                 -----------   -----------

Note payable to bank with original principal
amount of $17,200 and interest at 11% per
annum; monthly principal and interest payments
of $800; collateralized by equipment; paid
December 1995 (see Note 8).                            -            12,000
                                                 -----------   -----------
                                                       -           234,000
                                                 -----------   -----------
Less current portion                                   -             8,000
                                                 -----------   -----------

                                                 $     -       $   226,000
                                                 -----------   -----------
                                                 -----------   -----------

NOTE 8 - DEBT RESTRUCTURE

In connection with the sale of Anglo to RII, certain debt of Anglo was paid by RII prior to December 31, 1995 and has been recorded in the financial statements as advances from RII, a current liability. The following is a summary of the debt restructure.

In December 1995, RII entered into an agreement with an unrelated entity (BAF) whereby BAF advances 80% of the purchased trade accounts receivable and collects payments on purchased receivables from Anglo's customers. BAF charges RII an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 10% of the average daily outstanding balance of all purchased receivables. RII is required to repurchase any receivables not collected from customers within 90 days. The balance at December 31, 1995 was $11,000.

On December 13, 1995, RII entered into a capital lease with Ally Capital Corporation for $1,800,000 of equipment acquired from Anglo (see Note 1). The proceeds were used to pay off debt in the amount of $1,256,000 and capital lease obligations of $60,000. The remaining balance of $484,000 was used to reduce a $750,000 note payable that was guaranteed by Anglo.

NOTE 9 - INCOME TAXES

The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) at December 31, 1995 are as follows:


  Temporary differences:
     Property and equipment              $  (220,000)
     Accrued environmental liabilities       362,000
     Inventories                              68,000
     Valuation allowance                    (210,000)
                                         -----------
                                         $      -
                                         -----------
                                         -----------

The provision for income taxes consists of the following at December 31, 1995:

     Current                              $140,000
     Deferred                               -
                                          --------
                                          $140,000
                                          --------
                                          --------


The components of deferred income tax (benefit) expenses are as follows as of December 31, 1995:

     Depreciation and amortization       $  40,000
     Valuation allowance                   (40,000)
                                         ---------
                                         $    -
                                         ---------
                                         ---------

Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income the reported amount of income tax expense for the year ended December 31, 1995:

Tax expense (benefit) at federal statutory rates          $    170,000
Increase (decrease) resulting from:
  Nondeductible items                                            8,000
  Depreciation and amortization                                (40,000)
  Other                                                          2,000
                                                          ------------
                                                          $    140,000
                                                          ------------
                                                          ------------


NOTE 10 - ECONOMIC DEPENDENCY

The Company is economically dependent on major customers for annual sales as follows:

                         1995       1994      1993

          Customer A      26%        25%       34%
          Customer B      18%        10%       - %
          Customer C      10%        - %       - %
          Customer D      12%        - %       12%
          Customer E      - %        - %       11%
          Customer F      - %        12%       - %

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LOAN GUARANTEE
Anglo is guarantor of a note payable for its stockholders to a bank with an original principal of $750,000; interest at 10.5% per annum; monthly principal and interest payments of $8,000. The note is collateralized by equipment, personal guarantees of Anglo stockholders and president, and assignment of key man life insurance policy; due December 1988. The note balance is $207,000 and $717,000 at December 31, 1995 and 1994. Of the cash received at closing, $484,000 was paid directly to the note holder by RII (see Note 8). RII is not a guarantor for the remaining outstanding principal.

LITIGATION
Anglo Metal, Inc. and Anglo Iron & Metal are defendants in a lawsuit by the State of Texas and Houston Lighting & Power, and Central Power & Light for
$924,000.   Anglo is vigorously defending the case.  A liability of $465,000 has been recorded in the financial statements of Anglo. Under the terms of the purchase agreement, RII shall not assume any liabilities of Anglo arising on or before the closing date with respect to any action, event or occurrence.

Anglo is also a party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on Anglo's financial position.

ENVIRONMENTAL LIABILITIES
Anglo is a party to proceedings before state and federal regulatory agencies relating to environmental remediation issues. The assessment of the required response and remedial costs associated with the cleanup is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability. During January 1993, Environmental Protection Agency (EPA) conducted an on site investigation and discovered a violation of the Toxic Substance Control Act, concerning illegal disposal of Poly Chlorinated Biphenyl (PCB) containing capacitors. Anglo was assessed a $129,000 penalty and was ordered to remediate the site and dispose of contaminated soil in accordance with EPA standards. The initial engineering estimates for remediation and soil disposal are within the range of $200,000 to $600,000. A liability for $729,000 has been recorded in the Anglo financial statements. Under the terms of the acquisition of Anglo by RII, the stock component of the purchase price has been escrowed for remediation costs.

LEASES

Anglo leases facilities under non-cancelable operating lease through 2005. The monthly lease payments are $4,000 per month for the term of the lease. Total rental expense for each of the three years 1995, 1994 and 1993 was $47,000. Anglo also leased equipment under a capital lease for $208,000 which was paid in December 1995.

Future minimum lease payments are as follows at December 31,:

     1996            $ 30,000
     1997              30,000
     1998              30,000
     1999              30,000
     2000              30,000
     Thereafter       150,000
                     $300,000


NOTE 12 - RELATED PARTY TRANSACTIONS

In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

Accounts receivable from related parties consist of advances made to one of the officers of Anglo and to one of the stockholders. These advances are non-interest bearing. The officer's balance was $59,000 and $64,000 for 1995 and 1994, respectively, and the stockholder's balance was $11,000 at the end of 1995 and 1994.

NOTE 13 - SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1995, the long term debt of $1,256,000 and the capital lease of $60,000 were paid by RII.

During the year ended December 31, 1995, a capital lease in the amount of $208,000 was entered into for the acquisition of equipment.

During the year ended December 31, 1995, $17,000 of equipment was acquired with a note.

During the year ended December 31, 1995, $807,000 of the line of credit balance was refinanced to a long-term installment note payable.